UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Egalet Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EGALET CORPORATION

600 Lee Road, Suite 100

Wayne, PA 19087

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

Online Meeting Only—No Physical Meeting Location

To Be Held on May 14, 2018

Dear Stockholder:

You are cordially invited to attend the virtual Annual Meeting of Stockholders of Egalet Corporation, a Delaware corporation. The meeting will be held on Monday, May 14, 2018 at 9:00 A.M. local time. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EGLT2018AM, where you will be able to listen to the meeting live, submit questions and vote online. If you plan to participate in the virtual Annual Meeting, please see the instructions beginning on p. 1 of the attached Proxy Statement. There will be no physical location for stockholders to attend. Stockholders may only participate online by logging in at www.virtualshareholdermeeting.com/EGLT2018AM. We believe that a virtual Annual Meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting.

At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect the Board of Directors’ nominees, Mr. Robert Radie and Ms. Andrea Heslin Smiley, to hold office until the 2021 Annual Meeting of Stockholders;
2.

To approve an Amendment to the Egalet Corporation 2013 Stock‑Based Incentive Compensation Plan, as amended, to increase the number of shares of our common stock available for issuance thereunder by 6,000,000 shares;

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and
4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement.

The record date for the Annual Meeting is March 29, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on

Monday, May 14, 2018 at 9:00 a.m. local time

The proxy statement and annual report to stockholders

are available at www.proxyvote.com.

By Order of the Board of Directors,

Stan Musial Executive Vice President, Chief Financial Officer & Secretary

Wayne, Pennsylvania

April 10, 2018

You are cordially invited to attend the virtual meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote during the virtual meeting via the virtual meeting website—www.virtualshareholdermeeting.com/EGLT2018AM, where stockholders may vote and submit questions during the meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote during the meeting, you must obtain a proxy issued in your name from that record holder. Your broker, bank or nominee cannot vote your shares for any proposals deemed “non-routine” unless you provide voting instructions.  Therefore, if your shares are held by a broker, bank or other nominee, we highly encourage you to instruct them regarding how to vote your shares.

EGALET CORPORATION

600 Lee Road, Suite 100

Wayne, PA 19087

PROXY STATEMENT

FOR THE 2018 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

May 14, 2018

ABOUT THIS PROXY STATEMENT AND THE VIRTUAL ANNUAL MEETING

Why did I receive proxy materials?  What is included in the proxy materials?

The Board of Directors (the “Board”) of Egalet Corporation (also referred to as “we,” “us,” “Egalet,” and the “Company”) is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 14, 2018 at 9:00 A.M. local time and at any adjournment or postponement thereof. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EGLT2018AM, where you will be able to listen to the meeting live, submit questions and vote online. You received proxy materials because you owned shares of Egalet common stock at the close of business on March 29, 2018, the record date, and that entitles you to vote at the 2018 Annual Meeting of Stockholders.

Proxy materials include the notice of annual meeting of stockholders, the proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2017, and a proxy card or voting instruction form.  The proxy statement describes the matters on which the Board would like you to vote, and provides information about Egalet that we must disclose under Securities and Exchange Commission (“SEC”) regulations when we solicit your proxy.

Your proxy will authorize specified persons, each of whom also is referred to as a proxy, to vote on your behalf at the Annual Meeting.  By use of a proxy, you can vote whether or not you attend the Annual Meeting in person. The written document by which you authorize a proxy to vote on your behalf is referred to as a proxy card.

We intend to mail these proxy materials on or about April 10, 2018 to all stockholders of record entitled to vote at the Annual Meeting.

How can I get electronic access to the proxy materials?

The proxy materials are available for viewing at www.proxyvote.com.  On this website, you may:

•	vote your shares; and

•	select a future delivery preference of paper or electronic copies of the proxy materials.

You may choose to receive proxy materials electronically in the future.  If you choose to do so, you will receive an email with instructions containing an electronic link to the proxy materials for next year’s annual meeting.  You also will receive an electronic link to the proxy voting site.

Rules adopted by the SEC allow companies to send stockholders a notice of Internet availability of proxy materials only, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of proxy materials to stockholders. However, in the future we may take advantage of this alternative “notice only” distribution option. If in the future, we choose to send only a notice, it would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. It also would contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

If you hold your shares through a bank, broker or other custodian, you also may have the opportunity to receive the proxy materials electronically.  Please check the information contained in the documents provided to you by your bank, broker or other custodian.

How can I attend and participate in the virtual Annual Meeting?

        The virtual Annual Meeting will be held on Monday, May 14, 2018 at 9:00 A.M. Eastern Time. Information on how to vote at the Annual Meeting is discussed below.

•	Stockholders will be able to log into the virtual Annual Meeting platform beginning at 8:45 A.M. Eastern Time on May 14, 2018.
•	To participate in the virtual Annual Meeting visit www.virtualshareholdermeeting.com/EGLT2018AM.
•	Enter your 16-digit control number as indicated.
•	Stockholders may submit questions during the meeting.

Stockholders who participate in the virtual Annual Meeting by way of the link above will be considered to have attended the meeting "in person" as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.

How can I vote my shares in person at the virtual Annual Meeting?

        If you are a stockholder of record, you may attend the Annual Meeting and vote via the virtual meeting website, www.virtualshareholdermeeting.com/EGLT2018AM, where stockholders may vote and submit questions during the meeting. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 29, 2018 will be entitled to vote at the Annual Meeting. On the record date, there were 52,881,201 shares of our common stock, par value $0.001 per share (the “Common Stock”), outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 29, 2018 your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If on March 29, 2018 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

Proposal 1: Election of Robert Radie and Andrea Heslin Smiley to serve as Class B directors for a three‑year term.

Proposal 2: Approval of an amendment (the “Amendment”) to the Egalet Corporation 2013 Stock‑Based Incentive Compensation Plan, as amended (the “Stock Plan”), to increase the number of shares of our Common Stock available for issuance thereunder by 6,000,000 shares. A copy of the Amendment to the Stock Plan and the Stock Plan are attached to this Proxy Statement as Annexes A-1 and A-2, respectively.

Proposal 3: Ratification of the selection by the Audit Committee of Ernst & Young LLP as Egalet Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How many votes must be present to hold the virtual Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 52,881,201 shares outstanding and entitled to vote. Thus, the holders of 26,440,601 shares must be present in person or represented by proxy at the meeting to achieve a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non‑votes will be counted toward the quorum requirement. If there is no quorum, either the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How many votes are needed to approve each proposal?  How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes).

Proposal Number	Item	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Plurality of votes cast	No effect	Not voted/No effect
2	Approval of the Amendment to the Stock Plan	Majority of shares present and entitled to vote	Counted “against”	Not voted/No effect
3	Ratification of the appointment of independent registered public accounting firm	Majority of shares present and entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion, but any non-votes have no effect

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect each of Mr. Radie and Ms. Smiley, votes “For,” “Withhold” and broker non‑votes; with respect to the proposal to approve the Amendment to the Stock Plan, votes “For” and “Against,” abstentions and, if applicable, broker non‑votes; and, with respect to the proposal to ratify the selection of Ernst & Young LLP, votes “For” and “Against,” abstentions and, if applicable, broker non‑votes.

What are “broker non‑votes”?

Broker non‑votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non‑routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non‑routine” matters. Under the rules and interpretations of NASDAQ, “non‑routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the Amendment to the Stock Plan, as well as the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.  Because the ratification of the selection of Ernst & Young LLP is considered a “routine” matter, brokers or nominees can vote shares for which they did not receive instructions with respect to that proposal.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you owned as of March 29, 2018.

How do I vote?

For the proposal to elect Mr. Radie and Ms. Smiley to the Board, you may either vote “For” or you may “Withhold” your vote, in each case, for both, one or none of the Board’s nominees. For the proposals to approve the Amendment to the Stock Plan and to ratify the selection of Ernst & Young LLP, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the virtual Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote in person, even if you have already voted by proxy.

•	In Person: To vote in person, attend and vote at the virtual Annual Meeting.
•

By Mail:  To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

By Telephone:  To vote over the telephone, dial toll‑free 1‑800‑690‑6903 using a touch‑tone phone and follow the recorded instructions. Have your proxy available when you call. You will be asked to provide the company number and control number from the notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 13, 2018 to be counted.

•

Via the Internet:  To vote through the internet, go to www.proxyvote.com and follow the on‑screen instructions. Your internet vote must be received by 11:59 p.m., Eastern Time on May 13, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in that notice to ensure that your vote is counted. To vote in person at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

See “What are broker non‑votes?” above.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “For” the election of each of Mr. Radie and Ms. Smiley as directors; “For” the approval of the Amendment to the Stock Plan; and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting.

Stockholder of Record: Shares Registered in Your Name

If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date;
•	You may grant a subsequent proxy by telephone or through the internet;
•	You may send a timely written notice that you are revoking your proxy to our Secretary at Egalet Corporation, 600 Lee Road, Suite 100, Wayne, PA 19087; or
•	You may attend the virtual Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8‑K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8‑K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8‑K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Stockholder proposals intended to be presented at the 2019 Annual Meeting of Stockholders must be received by us no later than December 10, 2018 to be considered for inclusion in our annual meeting Proxy Statement next year. Upon receipt of any such proposal, we will determine whether or not to include the proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies. Stockholders who wish to submit a proposal not intended to be included in our annual meeting Proxy Statement but to be presented at next year’s annual meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by our bylaws to provide notice of such proposal or nomination no later than the close of business on March 15, 2019, but no earlier than the close of business on February 13, 2019, to be considered for a vote at next year’s annual meeting. Any proposal, nomination or notice must contain the information required by our bylaws and be delivered to our principal executive offices at Egalet Corporation, c/o Secretary, 600 Lee Road, Suite 100, Wayne, PA 19087.

Who can help answer my questions?

If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact our Secretary, at 600 Lee Road, Suite 100, Wayne, PA 19087.

Annual Report

On written request, we will provide, without charge, a copy of our Annual Report on Form 10‑K (including a list briefly describing the exhibits thereto), filed with the SEC, to any record holder or beneficial owner of our Common Stock on the record date or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of our Secretary at the address set forth above.

IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING IN PERSON

  You must be able to show that you owned Egalet Common Stock on the record date, March 29, 2018, to gain admission to the virtual Annual Meeting. Any stockholder can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/EGLT2018AM, where stockholders may vote and submit questions during the meeting. Please have your 16-Digit Control Number to join the virtual Annual Meeting. The virtual meeting will begin promptly at 9:00 A.M. Eastern Time on May 14, 2018.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2019; (iii) the date on which we have issued more than $1.07 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL 1

Election of Directors

Our Board is divided into three classes: Class A, Class B and Class C, with each class serving a three‑year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class will serve for the remainder of the full term of that class and a director elected by the Board to fill a vacancy created by an increase in the number of directors will serve until the next election of directors, in each case until the director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

The Board presently has eight members. The following table sets forth information regarding each of our directors whose term of office will continue after the Annual Meeting and the Board’s nominees as of March 29, 2018.

Name	Age	Class	Position
Timothy P. Walbert	51	C	Chairman of the Board of Directors
Robert Radie	54	B	Director, President and Chief Executive Officer
Elaine Hochberg	61	C	Director
Nicholas C. Nicolaides, Ph.D.	52	A	Director
John E. Osborn	60	A	Director
Robert P. Roche, Jr.	62	A	Director
Andrea Heslin Smiley	50	B	Director
Gregory Weaver	62	C	Director

Mr. Radie and Ms. Smiley, the nominees listed below, are currently directors of the Company. Ms. Smiley was appointed to the Board on April 8, 2017 to fill a vacancy created when a previous director resigned. Ms. Smiley was recommended by our third-party search firm.

If elected at the Annual Meeting, Mr. Radie and Ms. Smiley would serve until the 2021 Annual Meeting, in each case, until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal. Our directors are expected to attend our Annual Meeting, either in person or telephonically.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, each of Mr. Radie and Ms. Smiley will be elected if he or she receives a plurality of the votes cast. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of Mr. Radie and Ms. Smiley. If any of Mr. Radie and Ms. Smiley becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for him or her will instead be voted for the election of a substitute nominee proposed by our Board. Mr. Radie and Ms. Smiley have each agreed to serve if elected. Our management has no reason to believe that any of Mr. Radie and Ms. Smiley will be unable to serve.

CLASS B NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2021 ANNUAL MEETING

Robert Radie is our President and Chief Executive Officer and a member of the Board, positions he has held since March 2012. From November 2010 to October 2011, Mr. Radie served as President and Chief Executive Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company acquired by Sanofi Pasteur in the fourth quarter of 2011. From March 2009 to November 2010, Mr. Radie served as President and Chief Executive Officer of Transmolecular, Inc., a biotechnology company developing cancer diagnostic and treatment products, after serving as a consultant to Transmolecular from December 2008 through March 2009. From September 2007 to September 2008, Mr. Radie served as the Chief Business Officer of Prestwick Pharmaceuticals, Inc., a specialty pharmaceutical company. Before joining Prestwick, Mr. Radie served in senior management positions with a number of pharmaceutical and biotechnology companies, including Morphotek, Inc., Vicuron Pharmaceuticals, Inc. and Eli Lilly and Company, and as a director of Affinium Pharmaceuticals, Ltd. from July 2012 to March 2014, when a majority of Affinium’s assets were acquired by a third party. Mr. Radie has been a member of the board of directors of Paratek Pharmaceuticals since

November 2014 and Veloxis Pharmaceuticals A/S since June 2016, and has also served as a director of Life Sciences Pennsylvania, a life sciences industry group, since January 2016 and Horse Power For Life, a non‑profit organization dedicated to improving the quality of life for individuals diagnosed with cancer, since 2006. Mr. Radie received his B.S. in Chemistry from Boston College. The Board believes that Mr. Radie’s perspective and experience as our President and Chief Executive Officer, as well as his depth of operating and senior management experience in our industry and his educational background, provide him with the qualifications and skills to serve as a director.

Andrea Heslin Smiley has served as a member of the Board since April 2017.  Since January 2011, she has served as President and CEO of VMS BioMarketing, which she joined in 2008 as Vice President, Strategic Marketing.  Prior to joining VMS BioMarketing, Ms. Smiley served in various positions at Eli Lilly and Company. She serves on the Boards of several nonprofit corporations, including the Indiana Chapter of the Alzheimer’s Association.  Ms. Smiley earned her B.A. in Economics from DePauw University.  The Board believes that Ms. Smiley’s perspective and experience in senior management positions with a healthcare company provide her with the qualifications and skills necessary to serve as a director.

THE BOARD OF UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF ITS NOMINEES.

CLASS C DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

Elaine Hochberg has served as a member of the Board since April 2017.  Since May 2017, Ms. Hochberg has served as business development manager of Israeli Wine Direct and since March 2016, as a managing partner of Elaran, LLC, a business strategy and management firm.  She was an independent consultant from July 2014 to March 2016.  Ms. Hochberg served in various senior leadership positions at Forest Laboratories, Inc. from June 1997 to June 2014. Her positions included Executive Vice President, International, Strategic Planning and Government Affairs from December 2013 to June 2014, Executive Vice President, US Sales and Marketing and Chief Commercial Officer from 2010 to November 2013, Senior Vice President, Marketing and Chief Commercial Officer, from 2007 to 2010, Senior Vice President, Marketing from 1999 to 2007 and Vice President, Marketing from 1997 to 1999.  Prior to that, Ms. Hochberg worked in various roles at Wyeth-Ayerst Laboratories and Sandoz Pharmaceuticals.  She has served on the board of directors of Akcea Therapeutics, Inc. since March 2017 and also serves on the board of several nonprofit organizations in New York City. Ms. Hochberg earned her B.A and M.B.A. from Columbia University. The Board of directors believes that Ms. Hochberg is well suited to serve on our board of directors because of her over 30 years of experience leading commercial organizations for life science companies.

Timothy P. Walbert has been a member of the Board since March 2014 and has served as our chair since June 2015.  Mr. Walbert has been the president and chief executive officer of Horizon Pharma plc since June 2008 and has been the chairman of the Horizon board since 2010.  Previously, he served as president, chief executive officer, and director of IDM Pharma, Inc., a publicly-held biopharmaceutical company which was acquired by Takeda America Holdings, Inc., or Takeda, in June 2009. Prior to IDM, Mr. Walbert served as executive vice president, commercial operations, at NeoPharm, Inc., a publicly-held biopharmaceutical company.  From 2001 to 2005, Mr. Walbert served as divisional vice president and general manager, immunology, where he built and led the global development and launch of the multi-indication biologic HUMIRA, which achieved approximately $19.0 billion in 2017 sales and divisional vice president, global cardiovascular strategy, at Abbott, now AbbVie.  From 1998 to 2001, Mr. Walbert served as director, CELEBREX North America, and arthritis team leader, Asia Pacific, Latin America, and Canada at G.D. Searle & Company, now Pfizer.  From 1991 to 1998, Mr. Walbert also held sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co., Inc. and Wyeth.  Mr. Walbert received his B.A. in business from Muhlenberg College.  In addition to the Egalet board of directors, Mr. Walbert serves on the Biotechnology Innovation Organization (BIO), Illinois Biotechnology Innovation Organization (iBIO), World Business Chicago (WBC) and Greater Chicago Arthritis Foundation boards.  Mr. Walbert is also co-chairman of MATTER Chicago.  Previously, he served on the boards of Raptor, Inc. (acquired by Horizon Pharma plc) from 2010 to 2014, XOMA Corp. from 2009 to 2017, and Sucampo Pharmaceuticals, Inc. (acquired by Mallinckrodt plc) from 2015 to 2018, all of which are/were public biotechnology companies.  The Board believes Mr. Walbert’s perspective and experience in senior management and board positions with companies in our industry, as well as his educational background, provide him with the qualifications and skills necessary to serve as a director.

Gregory Weaver has served as a member of the Board since February 2014. Since September 2017, Mr. Weaver has served as Chief Financial Officer of Eloxx Pharmaceuticals, a publicly-held biotechechnology company.  From November 2015 to August 2017, he served as the Chief Financial Officer of Prometic Life Sciences, Inc. and from January 2015 to October 2015 he served as the Executive Vice President and Chief Financial Officer of Oryzon Genomics, S.A.  Mr. Weaver worked as a consultant from November 2014 to December 2014. From August 2013 until October 2014, Mr. Weaver served as the Chief Financial Officer, Senior Vice President, Treasurer and Corporate Secretary of Fibrocell Science, Inc., a publicly-held cell therapy company. From June 2011 to July 2013, Mr. Weaver served as Senior Vice President and Chief Financial Officer of Celsion Corporation, a publicly held biotechnology company, and was a director and chairman of the audit committee of Celsion’s Board of Directors from 2005 to 2011. From February 2009 to August 2010, Mr. Weaver served as Senior Vice President and Chief Financial Officer of Poniard Pharmaceuticals, a publicly-held oncology drug development company. Mr. Weaver currently serves on the board of directors and audit committee, and is the chairman of the compensation committee, of Atossa Genetics, a publicly held diagnostics company. Mr. Weaver is a certified public accountant and received an M.B.A. from Boston College and a B.S. in accounting from Trinity University. The Board believes Mr. Weaver’s perspective and experience in senior management positions with drug development companies, as well as his educational background, provide him with the qualifications and skills necessary to serve as a director.

CLASS A DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING

Nicholas C. Nicolaides, Ph.D. has served as a member of the Board since April 2015. Dr. Nicolaides is the President, Chief Executive Officer and co‑founder of Morphotek® Inc., a biopharmaceutical company specializing in the development of protein and antibody therapeutics through the use of a proprietary gene evolution technology. He has served as President and CEO of Morphotek since its founding in 2000. Morphotek was acquired by Eisai, Co. Ltd. of Japan in 2007 and continues to operate as an autonomous subsidiary. Morphotek has developed a pipeline of therapeutic antibodies in the areas of cancer, inflammation and infectious disease. Dr. Nicolaides is a trained molecular geneticist and has authored over 50 peer‑reviewed scientific papers on the molecular and genetic basis of cancer and respiratory diseases and holds over 50 issued patents. He received a B.S. in Biology from St. Joseph’s University, a Ph.D. in genetics from Thomas Jefferson University and a Fellowship in oncology from Johns Hopkins University. While at Johns Hopkins University, his research resulted in the discovery of the genetic cause of one of the most common forms of inherited cancer and the development of Morphotek’s platform technology called morphogenics. He has been recognized by R&D Directions’ as one of the Top 20 Most Notable People in Research and Development and received Ernst & Young’s Entrepreneur of the Year award, as well as the Pennsylvania Governor’s Entrepreneur Impact Award for his successful accomplishments in founding and expanding Morphotek’s product pipeline and operations. He currently serves as an ad hoc reviewer for several immunology and cancer research journals; is a member of the American Association for Cancer Research and New York Academy of Sciences; and serves on the Dean’s Advisory Board of St. Joseph’s University. The Board believes Dr. Nicolaides’ perspective and experience in senior management positions with companies in our industry, as well as his educational background and nonprofit board positions in the healthcare area, provide him with the qualifications and skills necessary to serve as a director.

John E. Osborn has served as a member of the Board since April 2015. Mr. Osborn currently serves as a Senior Advisor in the Corporate and Government Regulatory Practice Groups with the law firm Hogan Lovells US LLP, a position he has held since December 2013, and as an Executive-in-Residence/Industry Advisor with the Healthcare and Consumer Group of the global private equity firm Warburg Pincus, a position he has held since August 2013. He also holds an appointment as an affiliate professor of law at the University of Washington, Seattle, a position he has held since April 2012, and as a visiting scholar at the Fielding School of Public Health, University of California, Los Angeles, a position he has held since January 2013. From June 2012 to March 2013, he was the Senior Vice President of Global Corporate Affairs at Onyx Pharmaceuticals, Inc., a biopharmaceutical company focused on developing and marketing cancer therapeutics. From August 2011 to June 2012, he served as Executive Vice President, General Counsel and Secretary of Dendreon Corporation, a biotechnology company focused on manufacturing and marketing an innovative oncology immunotherapy. From August 2010 to February 2011, he was the Executive Vice President and General Counsel of US Oncology, Inc., a Fortune 1000 physician management and oncology services company, where he worked prior to and immediately following its acquisition by McKesson Corporation. Mr. Osborn was nominated by President George W. Bush and confirmed by the Senate as a member of the United States Advisory Commission on Public Diplomacy, where he served from 2008 to 2011. During 2008, he also was a visiting research fellow with the

Centre for Socio‑Legal Studies at the University of Oxford, and a visiting senior member of Wadham College, Oxford. Prior to that, Mr. Osborn was the Executive Vice President, General Counsel and Secretary of Cephalon, Inc., a Fortune 1000 biopharmaceutical company, where he worked from 1997 to 2008. Mr. Osborn serves on the corporate advisory board of QPID Health, Inc., a healthcare information technology company, and on the Leadership Council of the University of Michigan Life Sciences Institute. He earned a B.A. in economics and history from the University of Iowa, a M.I.P.P. from The Johns Hopkins University, and a J.D. from the University of Virginia, and was a visiting fellow in politics at Princeton University. The Board believes that Mr. Osborn’s experience in senior management positions with leading biopharmaceutical and healthcare companies, and his background in matters involving law, compliance, public policy and business transactions, provide him with the qualifications and skills necessary to serve as a director of the Company.

Robert P. Roche, Jr. has served as a member of the Board since December 2016.  Mr. Roche is the founding member of Robert Roche Associates LLC, a consulting firm providing guidance to the pharmaceutical and healthcare industries, which he founded upon his retirement from Cephalon, Inc. in February 2010.  Mr. Roche served in positions of increasing responsibility at Cephalon, Inc. prior to his retirement, including as Executive Vice President, Worldwide Pharmaceutical Operations from 2005 to February 2010 and as Vice President of Sales and Marketing from 1995 to 2005. Before joining Cephalon, Inc., Mr. Roche held various positions at SmithKline Beecham Pharmaceuticals from 1982 to 1994, including as Director and Vice President, Worldwide Strategic Product Development for SmithKline Beecham’s central nervous system and gastrointestinal products.  He is a graduate of Colgate University and earned an M.B.A. from The Wharton School at the University of Pennsylvania.  Mr. Roche also serves on the board of directors of Aratana Therapeutics, Inc., Antares Pharma, Inc., Paragon BioServices, Inc., a private company, and the Bryn Mawr Hospital Foundation.  He formerly served as a director of LifeCell Corporation from 2004 to 2008, EKR Therapeutics Inc. from 2011 to 2012, NuPathe Inc. from 2010 to 2014 and Civitas Therapeutics, Inc. from 2012 to 2014. The Board believes that Mr. Roche’s perspective and experience in senior management positions with a leading pharmaceutical company, and current and past board positions with companies in our industry, provide him with the qualifications and skills necessary to serve as a director.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

The Board has undertaken a review of the independence of our directors and has determined that all directors except Mr. Radie are independent under the NASDAQ listing standards. Mr. Radie is not an independent director under these rules because he is our President and Chief Executive Officer.

Board Leadership Structure

The Board has appointed Mr. Walbert as our independent Chairman of the Board. The Chairman has the authority, among other things, to preside over Board meetings, to set meeting agendas and to perform all other duties delegated to him from time to time by the Board. We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and the best interests of our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to review and discuss with management and Ernst & Young LLP, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. Our Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for periodically reviewing our corporate governance guidelines. Our Compensation Committee reviews our practices and policies of employee compensation as they relate to risk management and risk‑taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.

Meetings of the Board of Directors and Attendance at the Annual Meeting

The Board met eight times during the 2017 fiscal year. All directors, other than Dr. Formela, attended at least 75% of the aggregate number of meetings of the Board and committees on which they served that were held during 2017 or the portion thereof for which they were directors or committee members.

The Board expects directors and nominees for director to attend the Annual Meeting.  Each of our directors, other than Mr. Weaver, attended our 2017 Annual Meeting in person.

Information Regarding Committees of the Board of Directors

The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee. The following table provides current membership information for each of these Board committees. From time to time, our Board and committees also take action by written consent without a meeting. Each of our Board committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Name	Audit	Compensation	Nominating
Robert Radie
Timothy P. Walbert		X*
Elaine Hochberg		X
Nicholas C. Nicolaides, Ph.D.			X
John E. Osborn	X		X*
Robert P. Roche, Jr.		X	X
Andrea Heslin Smiley	X
Gregory Weaver	X*

*Committee Chairperson

Audit Committee

Our Audit Committee consists of Mr. Weaver, Mr. Osborn and Ms. Smiley, each of whom satisfies the independence requirements under NASDAQ listing standards and SEC rules. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq listing standards. The chairperson of our Audit Committee is Mr. Weaver, whom our Board has determined to be an “audit committee financial expert” as defined in SEC rules. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment. The Audit Committee held six meetings in 2017.

The primary purpose of our Audit Committee is to assist the Board in the oversight of the integrity of our accounting and financial reporting process, the audits of our consolidated financial statements, our system of internal controls, our Code of Conduct and our compliance with legal and regulatory requirements. In addition, our Audit Committee is charged with providing an avenue of communication among our independent auditors, our management and our Board of Directors.  The functions of our Audit Committee include, among other things:

•	hiring the independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and monitoring its independence and performance;
•	reviewing and approving the planned scope of the annual audit and the results of the annual audit;
•	pre‑approving all audit services and permissible non‑audit services provided by our independent registered public accounting firm;
•	reviewing the significant accounting and reporting principles to understand their impact on our consolidated financial statements;
•	reviewing our internal financial, operating and accounting controls with management and our independent registered public accounting firm;
•

reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

•	reviewing potential conflicts of interest under and violations of our Code of Conduct and reviewing and approving all other related‑party transactions;

•

establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	primary responsibility for overseeing our risk management function; and
•	reviewing and evaluating, at least annually, our Audit Committee’s charter.

The Board has adopted a charter for the Audit Committee that complies with NASDAQ listing standards. The charter is available on our website at www.egalet.com.

Report of the Audit Committee of the Board of Directors

The Audit Committee assists the Board in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and to issue a report thereon.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2017 with management and with our independent registered public accounting firm. In addition, the Audit Committee has discussed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements, with Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2017. The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (which relates to the independent registered public accounting firm’s independence from us) and has discussed with Ernst & Young LLP its independence from us. We have also considered whether the non‑audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions referenced above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2017.

The foregoing report has been furnished by the Audit Committee.

Mr. Gregory Weaver, Chairman
Mr. John E. Osborn
Ms. Andrea Heslin Smiley

The foregoing Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

Compensation Committee

Our Compensation Committee consists of Mr. Walbert, Ms. Hochberg and Mr. Roche, each of whom our Board has determined to be independent under NASDAQ listing standards, a “non‑employee director” as defined in Rule 16b‑3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code. The chairperson of our Compensation Committee is Mr. Walbert. The Compensation Committee held four meetings in 2017.

The primary purpose of our Compensation Committee is to assist the Board in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our Compensation Committee include, among other things:

•	designing and implementing competitive compensation policies to attract and retain key personnel;
•	determining the compensation of our executive officers and, if applicable, other employees;
•	reviewing and recommending to the Board the compensation of our directors;
•	administering our equity incentive plans and granting equity awards to our employees and directors under these plans;
•

if required from time to time, reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full Board its inclusion in our periodic reports to be filed with the SEC;

•	if required from time to time, preparing the report of the Compensation Committee to be included in our annual proxy statement;
•	engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and
•	reviewing and evaluating, at least annually, our Compensation Committee’s charter.

Under the Stock Plan, the Compensation Committee has the authority to delegate some or all of its powers under the Stock Plan to any executive officer of the Company or any other person designated by the Compensation Committee.  However, the Compensation Committee may not delegate its authority to grant Awards to (i) “officers” as defined in Rule 16a-1(f) under the Exchange Act, (ii) “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code or (iii) employees who have been delegated authority to grant awards under the Stock Plan.  The Compensation Committee delegated the authority to Messrs. Radie and Musial, in their capacities as Chief Executive Officer and Chief Financial Officer, respectively, to grant equity awards under the Stock Plan to employees who do not fall into the categories listed above, subject to certain limitations and other parameters.

The Board has adopted a charter for the Compensation Committee that complies with NASDAQ listing standards. The charter is available on our website at www.egalet.com.

Compensation Consultant’s Role in Executive Compensation

While the Compensation Committee or Board ultimately makes executive compensation decisions, the Compensation Committee engages the services of outside advisors for assistance. The Compensation Committee has engaged Compensia as its independent compensation consultant each year since 2014.

The Compensation Committee utilized Compensia throughout this period to provide independent, objective analysis, advice and information and to generally assist the Compensation Committee in the performance of its duties.  The Compensation Committee will typically request information and recommendations directly from the compensation consultant as it deems appropriate to structure and evaluate Egalet’s compensation programs, practices and plans. As part of its engagement, at the direction of the Compensation Committee, the compensation consultant will work, and exchange information, with the Chief Financial Officer in his work on the Compensation Committee’s behalf.

At the direction of the Compensation Committee, Compensia provided services to the Compensation Committee, including the following items:

•	reviewed and updated Egalet’s executive compensation peer group;

•

evaluated the effect of Egalet’s equity program on annual share use, burn rate (the number of shares awarded per year divided by the shares outstanding at the end of the year) and total dilution (the number of stock options and restricted stock outstanding, plus the number of shares available for grants under the Stock Plan, divided by the total number of shares of Common Stock outstanding); and

•	presented a comparison of competitive market data relative to the current compensation of each executive officer to assist in setting compensation targets for 2017.

Independence of the Compensation Consultant

The Compensation Committee assesses the compensation consultant’s independence each year. In assessing independence, the Compensation Committee considers:

•	the provision of other services to the Company by the consultant;

•	the amount of fees paid to the consultant by the Company as a percentage of consultant’s total revenue;

•	the policies and procedures of the consultant’s employer that are designed to prevent conflicts of interests;

•	any business or personal relationship between the consultant and a member of the Compensation Committee;

•	any Company stock owned by the consultant;

•	any business or personal relationship of the consultant and an executive officer of the Company; and

•	any other factor deemed relevant to the consultant’s independence from management.

In addition, the Compensation Committee received a letter from Compensia providing appropriate assurances and confirmation of independence.  The Compensation Committee determined that Compensia was independent under applicable NASDAQ listing standards.

The Compensation Committee annually reviews and evaluates its relationship with its compensation consultant.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or served during fiscal year 2017, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of the Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating Committee consists of Mr. Osborn, Dr. Nicolaides and Mr. Roche, each of whom our Board has determined to be independent under The NASDAQ listing standards. The chairperson of our Nominating Committee is Mr. Osborn. The Nominating Committee held three meetings in 2017.

The primary purpose of our Nominating Committee is to assist the Board in promoting our best interests of and the best interests of our stockholders through the implementation of sound corporate governance guidelines and practices. The functions of our Nominating Committee include, among other things:

•	determining the minimum qualifications for service on our board;
•	identifying, reviewing and evaluating candidates to serve on our board, taking into account diversity, among other factors;
•	developing and recommending to our board an annual self‑evaluation process for our board and overseeing the annual self‑evaluation process;
•	developing, as appropriate, a set of corporate governance guidelines, and reviewing and recommending to our board any changes to such guidelines;
•	developing and periodically reviewing and revising, as appropriate, a management succession plan and related procedures; and
•	periodically reviewing and evaluating our Nominating Committee charter.

The Board has adopted a charter for the Nominating Committee that complies with NASDAQ listing standards. The charter is available on our website at www.egalet.com.

Process for Selecting and Nominating Directors

The Nominating Committee identifies candidates through a variety of means, including recommendations from members of the Board, suggestions from our management, including our executive officers, and candidates identified through a retained third-party search firm.

Once a potential candidate has been identified, the Nominating Committee reviews the background of new director candidates and presents them to the Board for consideration before selection. Director nominees should have a reputation for integrity, honesty and adherence to high ethical standards, should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long‑term objectives, should be willing and able to contribute positively to our decision‑making process, should have a commitment to understand our Company and our industry and to regularly attend and participate in meetings of the Board and its committees, should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of our Company, which include stockholders, employees, customers, creditors and the general public, and to act in the interests of all stockholders. Director nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director. Nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. While the Board does not have a formal diversity “policy”, it values diversity in the membership of the Board and seeks Board candidates that represent diversity in all aspects, including diversity of background and array of talents and perspectives. We believe that the Nominating Committee’s existing nominations process is designed to identify the best possible nominees for the Board, regardless of the nominee’s gender, racial background, religion, or ethnicity.

The Nominating Committee also considers director candidates recommended by our stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder. In fact, the Nominating Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by members of our Board. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 600 Lee Road, Suite 100, Wayne, PA 19087 no earlier than the close of business on February 13, 2019, and no later than the close of business on March 15, 2019. Submissions must be made in accordance with our bylaws and must include the full name and business address of the proposed nominee, a description of the proposed nominee’s principal occupation or employment, the class and series and number of shares of our stock owned by such stockholder, and a description of all arrangements or understandings between the stockholder and each nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Please refer to Article II of our Amended and Restated Bylaws for a description of the formal process to recommend director candidates to the Nominating Committee.

Stockholder Communications with the Board of Directors

We strive to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. If you wish to send a communication to the Board, its Chairman or the Chairperson of any committee, please send your communication to our Secretary at Egalet Corporation, 600 Lee Road, Suite 100, Wayne, PA 19087, who will forward all appropriate communications as requested.

Code of Ethics

We have adopted a code of business conduct and ethics, or our Code of Conduct, applicable to our employees, executive officers and directors. Our Code of Conduct is available on our website at www.egalet.com. The Audit Committee is responsible for overseeing our Code of Conduct.  Only the Board may grant a waiver for a director, executive officer, or an officer covered under the additional code of ethics provisions for chief executive officer and senior financial officers (“Code of Ethics Officer”). The Audit Committee or the Board may grant a waiver of any provision of our Code of Conduct for any member of our leadership team who is not an executive officer or a Code of Ethics Officer. Our chief compliance officer may grant a waiver of any provision of our Code of Conduct for other employees. We expect that any amendments to our Code of Conduct, or any waivers of its requirements with regard to directors, executive officers or Code of Ethics Officers, will be disclosed on our website.

Director Compensation

Our independent directors receive a combination of cash and equity compensation for their service on the Board and Board committees in accordance with our independent director compensation program. No director’s aggregate cash and equity compensation may exceed $300,000 annually.

Annual Cash Compensation

The following chart summarizes the retainer compensation provided to non-employee directors for their ongoing service on the Board during 2017. Cash payments are made in equal, quarterly installments in arrears on the last day of the fiscal quarter in which such service occurred.

Retainer Type	Annual Amount
Board member	$40,000
Committee member
• Audit	$10,000
• Compensation	$5,000
• Nominating	$4,000
Committee chair (in lieu of Committee Member fee)
• Audit	$20,000
• Compensation	$15,000
• Nominating	$7,500

In addition to the annual Board retainer, the Chairman of the Board receives a $40,000 cash retainer annually for his service as Chairman.

No director may receive more than an aggregate of $120,000 annually in cash compensation for service on the Board and Board committees.

Equity Compensation

Non-employee directors receive grants of options to purchase shares of our Common Stock pursuant to the terms and conditions of the Stock Plan.

•

Initial Grant:  Each non‑employee director will be granted an option to purchase $133,000 worth of shares of our Common Stock (based on the Black-Scholes value of our Common Stock) on his or her initial election to the Board, which option will have an exercise price per share equal to the fair market value of one share of our Common Stock (as determined under the Stock Plan) on the grant date and the underlying shares of which will vest in 25% increments on each of the first four anniversaries of the grant date (which is the first trading day of the month following commencement of service), subject to the non-employee director’s continuous service through each such vesting date.

•

Annual Grant:  Each non‑employee director will be granted an option covering $93,000 worth of shares of our Common Stock (based on the Black-Scholes value of our Common Stock) at each annual meeting, which option will have an exercise price per share equal to the fair market value of one share of our Common Stock (as determined under the Stock Plan) on the grant date and which will vest in full on the on the day immediately prior to the next annual stockholders’ meeting held after the date of grant, subject to the non-employee director’s continuous service through such vesting date.  The annual option grant for non-employee directors may not exceed 75,000 shares.

Director Compensation Table for 2017

The table below summarizes the compensation paid by the Company to each non‑employee director for the year ended December 31, 2017. Mses. Hochberg and Smiley joined the Board in April 2017 and therefore received pro-rated fees for their service during the year. Mr. Radie does not receive any additional compensation for his service on the Board.

	Fees Earned or
	Paid in Cash	Option Awards	Total
Name	($)	($)(1)	($)
Timothy P. Walbert	100,000	93,001	193,001
Elaine Hochberg (2)	32,500	133,001	165,501
Nicholas C. Nicolaides, Ph.D.	44,000	93,001	137,001
John E. Osborn	57,500	93,001	150,501
Robert P. Roche, Jr.	44,000	241,061	285,061
Andrea Heslin Smiley (2)	35,000	133,001	168,001
Gregory Weaver	62,500	93,001	155,501

(1)

The amounts shown in this column do not reflect actual compensation received by our non-employee directors.  The amounts reflect the grant date fair value of stock option awards and are calculated in accordance with the provisions of FASB Accounting Standards Codification Topic 718 (“ASC Topic 718”), and assume no forfeiture rate derived in the calculation of the grant date fair value.  Assumptions used in the calculation of these awards are included in Note 10 “Stock Based Compensation” in the notes to our audited consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2017.  The directors will only realize compensation to the extent that the stock options are exercised at a time when the trading price of Egalet’s Common Stock is greater than the exercise price of such stock options.  At December 31, 2017, the aggregate number of stock option awards outstanding for each non-employee director was as follows: Mr. Walbert, 119,794; Ms. Hochberg, 51,817; Dr. Nicolaides, 117,799; Mr. Osborn, 117,799; Ms. Smiley, 51,817; and Mr. Weaver, 120,549.

(2)	Mses. Hochberg and Smiley joined the Board in April 2017.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 29, 2018. Biographical information for Mr. Radie, our President, Chief Executive Officer and Director, is included above with the director biographies under the caption, “Class B Nominees For Election For a Term Expiring at the 2021 Annual Meeting.”

Name	Age	Position
Robert Radie	54	Director, President and Chief Executive Officer
Barbara Carlin	44	Senior Vice President and Chief Accounting Officer
Stan Musial	57	Executive Vice President, Chief Financial Officer and Secretary
Patrick M. Shea	53	Senior Vice President and Chief Commercial Officer
Mark Strobeck, Ph.D.	47	Executive Vice President and Chief Operating Officer
Megan Timmins	45	Senior Vice President and General Counsel

Barbara Carlin has served as our Senior Vice President since March 2018 and our Chief Accounting Officer since January 2016. Ms. Carlin served as our Vice President from January 2014 to March 2018 and as our consultant from September 2013 to December 2013. Prior to joining us, she was Finance Director at Sobi North America, a company focused on developing and commercializing rare disease treatments, from February 2012 to August 2013.   Ms. Carlin has held leadership positions at several biotechnology and specialty pharmaceutical companies including Topaz Pharmaceuticals Inc., moksha8 Pharmaceuticals, Inc., Genaera Corporation and Vicuron Pharmaceuticals, Inc.  She began her career in accounting at Deloitte and Touche LLP.  Ms. Carlin received a B.S. in Accounting from St. Joseph’s University and is a certified public accountant in the Commonwealth of Pennsylvania.

Stan Musial has served as our Chief Financial Officer since April 2013, as our Secretary since September 2013 and as Executive Vice President since December 2015. From June 2011 to March 2013, Mr. Musial was self‑employed, acting as an independent consultant in the fields of financial management and accounting services. From January 2006 to May 2011, Mr. Musial served as Chief Financial Officer of Prism Pharmaceuticals, Inc., a specialty pharmaceutical and drug development company. Prior to joining Prism Pharmaceuticals, Mr. Musial was Vice President, Finance, and Chief Financial Officer for Strategic Diagnostics, Inc., a publicly‑held biotechnology company, from 2002 to 2004. Mr. Musial began his career with KPMG LLP, a professional services company. Mr. Musial received a B.S. in Accounting from the Pennsylvania State University and an M.B.A. from Temple University. He is a Certified Public Accountant in the Commonwealth of Pennsylvania.

Patrick M. Shea has served as our Senior Vice President since June 2017 and our Chief Commercial Officer since September 2016. From June 2016 to August 2016, Mr. Shea was an independent consultant.  From April 2014 to May 2016, he served as Chief Commercial Officer at Clarus Therapeutics, Inc., a men’s health specialty pharmaceutical company. Prior to Clarus, he served as Vice President of Sales and Marketing for the U.S. commercial operations at CSL Behring from December 2012 to April 2014, where he oversaw strategic efforts for sales, marketing and managed care business. From June 2011 to November 2012, he was an independent consultant.  From 2006 to June 2011, he served in various roles at Astellas Pharmaceuticals, most recently as Senior Vice President of Sales and Marketing for the U.S. pharmaceutical operations from 2007 to June 2011. Prior to that, Mr. Shea held various sales and marketing leadership roles at Ligand Pharmaceuticals Incorporated and Boehringer Ingelheim. Mr. Shea received his bachelor’s degree in Psychology from Alfred University.

Mark Strobeck, Ph.D. is our Executive Vice President and Chief Operating Officer, a position he has held since September 2015, and previously served as our Chief Business Officer from January 2014 to September 2015. Prior to his employment at Egalet, he served as our advisor from June 2012 to December 2013.  From January 2012 to December 2013, Dr. Strobeck served as President and Chief Executive Officer and a director of Corridor Pharmaceuticals, Inc., which was acquired by AstraZeneca in 2014. From December 2010 to October 2011, Dr. Strobeck served as Chief Business Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company acquired by Sanofi Pasteur in the fourth quarter of 2011. From June 2010 to November 2010 and October 2011 to January 2012, Dr. Strobeck worked as a consultant. From January 2008 to May 2010, Dr. Strobeck served as Chief Business Officer of Trevena, Inc., a pharmaceutical company. Prior to joining Trevena, Dr. Strobeck held management roles at GlaxoSmithKline, SR One Limited and EuclidSR Partners, L.P. Dr. Strobeck currently serves on the Board of Directors of Horse Power For Life, a non‑profit organization dedicated to improving the quality of life for individuals diagnosed with cancer, a position he has held since 2012. Dr. Strobeck received his B.S. in Biology from St. Lawrence University and his Ph.D. in Pharmacology from the University of Cincinnati, and completed his post‑doctoral fellowship at the University of Pennsylvania.

Megan Timmins has been our Senior Vice President and General Counsel since March 2018.  From September 2017 until March 2018, she served as our Vice President and Acting General Counsel.  From October 2016 to August 2017, Ms. Timmins served as our Deputy General Counsel and from April 2016 to October 2016, she served as our consultant.  Prior to joining us, Ms. Timmins was an independent consultant from April 2015 to March 2016.  Prior to that, she served in positions of increasing responsibility at Aramark, most recently as Vice President, Associate General Counsel and Assistant Secretary from January 2011 until March 2015.  Ms. Timmins received her B.A. in Government and Economics from the University of Notre Dame and her J.D. from the William and Mary School of Law.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2017 and 2016 concerning compensation of our principal executive officer and our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of December 31, 2017. We refer to these three executives as our named executive officers.

				Option	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)
Robert Radie	2017	547,000	280,700	251,430	13,962	1,093,092
President and Chief Executive Officer	2016	531,000	254,880	1,715,209	12,894	2,513,983
Mark Strobeck, Ph.D.	2017	398,000	140,800	167,620	13,440	719,860
Executive Vice President and Chief Operating Officer	2016	387,000	132,000	512,963	12,769	1,044,732
Stan Musial (4)	2017	371,000	131,200	167,620	14,953	684,773
Executive Vice President and Chief Financial Officer

(1)

Our named executive officers participate in our Annual Incentive Bonus Plan.  In 2017, Mr. Radie’s bonus was based 100% on the achievement of our 2017 Corporate Goals.  Dr. Strobeck’s and Mr. Musial’s bonuses were based 80% on the achievement of our 2017 Corporate Goals and 20% on the achievement of individual objectives.  Our 2017 Corporate Goals contained objectives in the following areas: commercial/financial, business development, clinical, manufacturing, quality and compliance and government affairs.

(2)

Amounts shown in this column do not reflect actual compensation received by the named executive officers. The amounts reflect the grant date fair value of stock option awards and are calculated in accordance with the provisions of ASC Topic 718, and assume no forfeiture rate derived in the calculation of the grant date fair value of these awards. Assumptions used in the calculation of these awards are included in Note 10, “Stock‑based Compensation” in the notes to our consolidated financial statements included in our most recent Annual Report on Form 10‑K. The executives will only realize compensation to the extent that the stock options are exercised at a time when the trading price of Egalet’s Common Stock is greater than the exercise price of such stock options.

(3)

This column includes our matching contributions to the named executive officers’ accounts under our 401(k) plan and premiums we paid with respect to life insurance for the benefit of the named executive officers.

(4)	Mr. Musial was not a named executive officer in 2016.

Narrative to Summary Compensation Table

We have entered into employment agreements with Mr. Radie, our President and Chief Executive Officer, Dr. Strobeck, our Executive Vice President and Chief Operating Officer, and Mr. Musial, our Executive Vice President and Chief Financial Officer, as described in more detail below. Our named executive officers are also eligible to participate in the Stock Plan.  We granted options to purchase Common Stock to our named executive officers in 2017 that have an exercise price equal to the fair market value of our Common Stock on the grant date, and have a ten-year term. The options vest as follows: (i) twenty-five percent of the options will vest on the later of (x) the 6-month anniversary of the grant date and (y) the date on which the average closing price of our Common Stock on NASDAQ is at least $3.33 for 30 consecutive trading days; (ii) twenty-five percent of the options will vest on the later of (x) the 12-month anniversary of the grant date and (y) the date on which the average closing price of our Common Stock on NASDAQ is at least $4.05 for 30 consecutive trading days; and (iii) fifty percent of the options will vest on the later of (x) the 24-month anniversary of the grant date and (y) the date on which the average closing price of our Common Stock on NASDAQ is at least $4.76 for 30 consecutive trading days, in each case, provided that the executive remains employed by the Company on the vesting date. See the “Outstanding Equity Awards at Fiscal Year End” table below for additional information regarding these option awards.

Employment Agreements with Mr. Radie, Dr. Strobeck and Mr. Musial

Mr. Radie, Dr. Strobeck and Mr. Musial are employed by us under the terms of individual employment agreements. In each case, the term of employment under the agreement will continue on an at-will basis until the executive’s employment with us terminates for any reason. Each employment agreement sets forth the executive’s initial annual base salary and target bonus opportunity expressed as a percentage of base salary, as well as the executive’s right to participate in our employee benefits plans on the same terms and conditions as may be applicable to our other executive officers. Mr. Radie’s current annual base salary is $563,000, Dr. Strobeck’s current annual base salary is $410,000 and Mr. Musial’s current annual base salary is $382,200, in each case subject to annual review and increase at the discretion of the Board. Mr. Radie has an annual target bonus opportunity equal to 60% of his annual base salary and each of Dr. Strobeck and Mr. Musial has an annual target bonus opportunity equal to 40% of his annual base salary. The executives’ annual bonus opportunities are subject to the terms and conditions of our Annual Incentive Bonus Plan. The executives must be employed by us on the payment date to be paid any such bonus except as otherwise described below in the section entitled “Potential Payments Upon a Termination or Change in Control.” Each employment agreement also provides for certain severance payments and benefits to be provided in connection with the executive’s termination of employment, as described below in the section entitled “Potential Payments upon a Termination or Change in Control.” Each employment agreement provides that, during the term of employment and for a period of 12 months thereafter (or 24 months if we terminate the executive’s employment without cause or the executive terminates his employment for good reason, in either case, within 24 months following a change in control), the executive will not compete with us or solicit our customers or employees. Each employment agreement also contains provisions requiring the executive to safeguard our confidential information and to assign to us any intellectual property developed by the executive during his employment by us.

Outstanding Equity Awards at Fiscal Year‑End

The table below sets forth the number of securities underlying outstanding equity awards for each named executive officer as of December 31, 2017.

	Number of	Number of	Equity Incentive
	Securities	Securities	Plan Awards:
	Underlying	Underlying	Number of Securities	Option
	Options	Options	Underlying	Exercise	Option	Option
	that are	that are	Unexercised	Price	Grant	Expiration
Name	Exercisable(#)	Options(#)(1)	Unearned Options (#)(2)	($)	Date	Date
Robert Radie	75,000	25,000		$5.25	12/4/2014	12/4/2024
	138,021	126,979		$8.59	6/15/2016	11/20/2025
	37,500	112,500		$8.11	12/6/2016	12/6/2026
	12,500	37,500		$8.13	12/12/2016	12/12/2026
	-	-	150,000	$2.38	6/8/2017	6/8/2027
Mark Strobeck, Ph.D.	30,000	10,000		$5.25	12/4/2014	12/4/2024
	59,896	55,104		$8.59	11/20/2015	11/20/2025
	25,000	75,000		$8.11	12/6/2016	12/6/2026
	-	-	100,000	$2.38	6/8/2017	6/8/2027
Stan Musial	30,000	10,000		$5.25	12/4/2014	12/4/2024
	59,896	55,104		$8.59	11/20/2015	11/20/2025
	25,000	75,000		$8.11	12/6/2016	12/6/2026
	-	-	100,000	$2.38	6/8/2017	6/8/2027

(1)

Options granted prior to September 30, 2015 vest with respect to one‑fourth of the underlying shares on each of the first four anniversaries of the grant date. Options granted subsequent to September 30, 2015, but prior to Jone 2017, vest with respect to one-fourth of the underlying shares on the first anniversary of the grant date and with respect to 1/48 of the underlying shares each month thereafter until fully vested.

(2)

25% of the options will vest on the later of (i) the 6-month anniversary of the grant date and (ii) the date on which the average closing price of our Common Stock on NASDAQ is at least $3.33 for 30 consecutive trading days. 25% of the options will vest on the later of (i) the 12-month anniversary of the grant date and (ii) the date on which the average closing price of our Common Stock on NASDAQ is at least $4.05 for 30 consecutive trading days. The remaining 50% of the options will vest on the later of (i) the 24-month anniversary of the grant date and (ii) the date on which the average closing price of our Common Stock on NASDAQ is at least $4.76 for 30 consecutive trading days.

Potential Payments Upon a Termination or Change in Control

Under the terms of their employment agreements, Mr. Radie, Dr. Strobeck and Mr. Musial are entitled to payments and benefits in connection with the termination of their employment with us under specified circumstances. Upon the termination of the executive’s employment for any reason, we will pay the executive or the executive’s estate, as applicable, the executive’s accrued but unpaid base salary and accrued but unused vacation time. If the executive’s employment is terminated due to death or disability, we will also pay the executive any bonus earned but not paid under the Annual Incentive Bonus Plan for the preceding fiscal year. In addition, under the employment agreements with Mr. Radie, Dr. Strobeck and Mr. Musial, if the executive’s employment is terminated by us without cause, but not due to the executive’s death or disability, or by the executive for good reason: (i) we will pay the executive any bonus earned but not paid under the Annual Incentive Bonus Plan for the preceding fiscal year; (ii) the executive will be entitled to accelerated vesting of outstanding equity awards under certain circumstances pursuant to any written agreement with us, on the terms and conditions set forth therein; (iii) subject to the executive’s execution of a general release of claims and his continued compliance with the restrictive covenants described above, we will continue to pay the executive his annual base salary for a period of 12 months (or 24 months if such termination occurs within 24 months following a change in control); and (iv) we will reimburse the executive for the costs of continued health coverage for himself and his eligible dependents under COBRA or a private health insurance policy, less the amount that, absent such termination, the executive would have been required to pay for such coverage under our health plan. Such payments with regard to health insurance will continue for 12 months (or 24 months if such termination occurs within 24 months following a change in control) or, if earlier, until the executive becomes eligible for coverage under another medical plan.

The following table sets forth potential amounts payable to our named executive officers upon a termination of employment without cause or resignation for good reason or termination of employment without cause or resignation for good reason in connection with a change in control. The table below reflects amounts payable to our named executive officers assuming their employment was terminated on December 29, 2017 (the last business day of fiscal 2017) and, if applicable, a change in control also occurred on such date:

	Upon Termination Without Cause or Resignation for
	Good Reason—No Change in Control
		Accelerated
	Cash	Options
Name	Payment(1)	Vesting (2)	Other	Total
Robert Radie	$849,600	—	$25,897	$875,497
Mark Strobeck, Ph.D.	557,200	—	19,431	576,631
Stan Musial	519,400	—	9,167	528,567

	Upon Termination Without Cause or Resignation for
	Good Reason—With Change in Control
		Accelerated
	Cash	Options
Name	Payment(1)	Vesting (2)(3)	Other	Total
Robert Radie	$1,380,600	-	$51,793	$1,432,393
Mark Strobeck, Ph.D.	955,200	-	38,861	994,061
Stan Musial	890,400	-	18,335	908,735

(1)	Assumes bonus amounts paid at target.
(2)	None of the named executive officers’ stock options had value at fiscal year end, as the exercise price was greater than the market price of our Common Stock on that date.
(3)	Pursuant to our Stock Plan and the applicable award agreement, the vesting of any stock options upon a change in control would be subject to the Board’s discretion.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE EGALET CORPORATION 2013 STOCK‑BASED INCENTIVE COMPENSATION PLAN, AS AMENDED

Introduction

The Board unanimously approved, and recommends that our stockholders approve, an amendment to the Egalet Corporation 2013 Stock-Based Incentive Plan, as amended, which we refer to as the Stock Plan, to increase the number of shares available for grant under the Stock Plan by 6,000,000 shares. A copy of the amendment is attached to this Proxy Statement as Annex A-1. This amendment will become effective only upon its approval by our stockholders.

The purpose of the Stock Plan is to assist us and our subsidiaries and affiliates in attracting and retaining employees, non-employee directors and consultants by offering them a greater stake in our success and a closer identity with it, and to encourage ownership of our stock by such employees, non-employee directors and consultants.  The Stock Plan was first adopted by our Board of Directors on November 7, 2013 and was subsequently approved by our stockholders. Our stockholders also approved amendments to the Stock Plan on June 9, 2014 and June 15, 2016.

As of March 29, 2018, we have 62,141 shares available for issuance under the Stock Plan that are not already covered by awards that are outstanding as of such date.  We are requesting approval of an additional 6,000,000 shares to become available for issuance under the Stock Plan. If such increase is approved, we will have a total of 12,280,000 shares reserved for issuance under our Stock Plan, of which 6,062,141 shares will be available to be granted under awards after the date of this proxy statement. In addition, if any awards (or any portion of any award) is cancelled, forfeited, repurchased at the original issue price or expires by its terms without shares being issued, the shares subject to such award (or such portion of the award) will be returned to the pool of shares available for grant and issuance under the Stock Plan.

In determining the proposed increase in the number of shares reserved for issuance under the Stock Plan, the Compensation Committee considered a number of factors, including:

Forecast.    After forecasting our anticipated growth rate for the next few years and considering our historical patterns of granting equity awards and forfeiture rates, the Compensation Committee currently believes that the share reserve under the Stock Plan, after giving effect to the increase requested in this Proposal 2, will be sufficient for us to make anticipated grants of equity incentive awards under our current compensation program for expected new hires, annual awards to employees, any special retention needs and non-employee director grants for approximately two to three years. However, this estimate is subject to multiple assumptions, and numerous factors could alter this projection, including a change in business conditions, company strategy or equity market performance, among other things.

Burn Rate. Burn rate measures our usage of shares for grants of equity awards under the Stock Plan and our other equity plans as a percentage of our outstanding stock. For 2017, 2016 and 2015, our burn rate was 6.2%, 6.5% and 6.6%, respectively. The rates were calculated by dividing the aggregate number of shares subject to options and restricted stock/units granted during the fiscal year by the weighted average number of shares outstanding during the fiscal year.

Awards Outstanding Under Existing Grants and Dilutive Impact.  As of March 29, 2018, 52,881,201 shares of our Common Stock were issued and outstanding. On March 29, 2018, the closing price of our Common Stock was $0.63 per share.

The following information summarizes awards granted and available for grant under all of the Company’s equity compensation plans, including the Stock Plan and the 2017 Inducement Plan (the “Inducement Plan”) (and not including awards under our Employee Stock Purchase Plan), as of March 29, 2018, and without giving effect to approval of the increase in the shares reserved for issuance under the Stock Plan:

	Stock Plan	Inducement Plan	Total
Total shares underlying outstanding options:	4,099,822	128,178	4,228,000
Weighted average exercise price of outstanding options:	5.91	4.90	5.88
Weighted average remaining contractual life of outstanding options:	8.39	8.89	8.40
Total shares of restricted stock outstanding:	25,047	--	25,047
Weighted average grant date fair value of restricted stock:	7.07	--	--
Weighted average term until vesting of restricted stock:	2.52	--	--
Total restricted stock units outstanding:	600,000	--	600,000
Weighted average grant date fair value of restricted stock units:	0.758	--	--
Weighted average term until vesting of restricted stock units:	0.94	--	--
Total shares currently available for grant:	62,141	171,822	233,963

Accordingly, our approximately 4,853,047 outstanding awards under the Stock Plan and the Inducement Plan (not including awards under our employee stock purchase plan), plus the 233,963 shares available for issuance under the Stock Plan and the Inducement Plan, plus the 6,000,000 shares proposed to be available for future grant under our Stock Plan, represent approximately 20.96% of our outstanding shares. This includes a total of 6,233,963 shares that would be available for issuance under the Stock Plan and the Inducement Plan if this proposal is approved (representing 11.79% of our outstanding shares). If this proposal is not approved, we will have only 62,141 shares available for issuance under our Stock Plan and 171,822 shares available for issuance to newly hired employees under our Inducement Plan (excluding awards that are currently outstanding).

The following summary of the Stock Plan sets for the principal features of the Stock Plan. This summary is entirely qualified by reference to the Stock Plan, a copy of which is attached to this Proxy Statement as Annex A-2. In the event of any contradiction or inconsistency between the summary and the terms of the Stock Plan, the terms of the Stock Plan will control.

Summary of the Stock Plan

Share Reserve and Limitations.  We initially reserved an aggregate of 1,400,000 shares of our Common Stock for issuance pursuant to awards granted under the Stock Plan.  In connection with preparing for our initial public offering, the Board and our stockholders approved a 1.2 to 1 forward stock split of our Common Stock, thereby increasing the number of shares reserved for issuance to 1,680,000.  On June 9, 2014, our stockholders approved an amendment to the Stock Plan, which increased the total number of shares reserved for issuance by 2,000,000 to 3,680,000, in the aggregate.  On June 15, 2016, our stockholders approved another amendment to the Stock Plan that increased the total number of shares reserved for issuance by 2,600,000 to 6,280,000, in the aggregate. If our stockholders approve this amendment to our Stock Plan, this will increase the aggregate number of shares reserved for issuance to 12,280,000.

Eligibility.    All of our employees, non-employee directors and consultants, and the employees, non-employee directors and consultants of our subsidiaries and affiliates, are eligible to receive awards under the Stock Plan.

Administration.    The Stock Plan is administered by our Compensation Committee (the “Committee”). The Committee has the power to: (i) select the employees, consultants and non-employee directors who will receive awards pursuant to the Stock Plan; (ii) determine the type or types of awards to be granted to each participant; (iii) determine the number of shares of Common Stock to which an award will relate, the terms and conditions of any award granted under the Stock Plan, including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an award, based in each case on such considerations as the Committee shall determine, and all other matters to be determined in connection with an award; (iv) determine whether, to what extent, and under what circumstances an award may be canceled, forfeited, or surrendered; (v) determine whether, and to certify that, the performance goals to which the settlement of an award is subject are satisfied; (vi) correct any defect or supply any omission or reconcile any inconsistency in the Stock Plan; (vii) adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Stock Plan; and (viii) construe and interpret the Stock Plan and make all other determinations as it may deem necessary or advisable for the administration of the Stock Plan.  The Committee also has the power to determine the effect, if any, of a change in control upon the Stock Plan and any outstanding awards.  The Committee may delegate some or all of its powers to any of our executive officers or any other person, other than its authority to grant awards to certain specified executives.

Types of Awards.    Awards that can be granted under the Stock Plan include common stock, deferred stock, restricted stock, restricted stock units, or RSUs, stock options and stock appreciation rights, or SARs.

Common Stock.    In a common stock award, a participant receives a grant of shares of our Common Stock that are not subject to any restrictions on transfer or other vesting conditions. Upon the grant date, the participant will have all of the customary rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends with respect to such shares.

Deferred Stock.    In a deferred stock award, we agree to deliver, subject to certain conditions, a fixed number of shares of Common Stock to the participant at the end of a specified deferral period or periods.  During such period or periods, the participant will have no rights as a stockholder with respect to any such shares. No dividends will be paid with respect to shares of deferred stock during the applicable deferral period, and the participant will have no future right to any dividend paid during such period.

Restricted Stock.    In a restricted stock award, a participant receives a grant of shares of Common Stock that are subject to certain restrictions, including forfeiture of such stock upon the happening of certain events.  During the restriction period, holders of restricted stock will have the right to vote the shares of restricted stock. No dividends will be paid with respect to shares of restricted stock during the applicable restriction period, and the participant shall have no future right to any dividend paid during such period.

Restricted Stock Units.    An RSU is a grant of the right to receive a payment in our Common Stock or cash, or in a combination thereof, equal to the fair market value of a share of our Common Stock on the expiration of the applicable restriction period or periods.  During such period or periods, the participant will have no rights as a stockholder with respect to any such shares.  No dividends will be paid with respect to shares underlying an RSU during the applicable restriction period, and the participant will have no future right to any dividend paid during such period.

Stock Options.    Stock options granted under the Stock Plan may be either incentive stock options or non-qualified stock options. The exercise price of an option shall be determined by the Committee, but must be at least 100% of the fair market value of our Common Stock on the date of the grant.  If the participant owns, directly or indirectly, shares constituting more than 10% of the total combined voting power of all classes of our stock, the exercise price of an incentive stock option must be at least 110% of the fair market value of a share of Common Stock on the date the incentive stock option is granted.

Stock Appreciation Rights.    A grant of a SAR entitles the holder to receive, upon exercise of the SAR, the excess of the fair market value of one share of our Common Stock on the date of exercise over the grant price of the SAR as determined by the Committee.  The grant price of a SAR may never be less than 100% of the fair market value of a share of Common Stock on the date of grant.

Minimum Vesting.  Subject to the Compensation Committee’s discretion to accelerate the vesting of awards, time-based awards granted to participants other than non-employee directors shall vest over a period that is no shorter than four years.  Subject to the Compesation Committee’s discretion to accelerate the vesting of awards, performance-based awards granted to participants other than non-employee directors shall vest no earlier than the first anniversary of the grant date.

Performance Goals.    In the discretion of the Committee, any award may be granted subject to performance goals that must be met by the end of a period specified by the Committee, but that are substantially uncertain to be met before the grant of the award, and that must be based upon one or more of the following as they relate to us, our subsidiaries or affiliates, or any business unit or department thereof: (i) stock price, (ii) market share, (iii) sales, (iv) earnings per share, (v) diluted earnings per share, (vi) diluted net income per share, (vii) return on stockholder equity, (viii) costs, (ix) cash flow, (x) return on total assets, (xi) return on capital or invested capital, (xii) return on net assets, (xiii) operating income, (xiv) net income, (xv) earnings (or net income) before interest, taxes, depreciation and amortization, (xvi) improvements in capital structure, (xvii) gross, operating or other margins, (xviii) budget and expense management, (xix) productivity ratios, (xx) working capital targets, (xxi) enterprise value, (xxii) safety record, (xxiii) completion of acquisitions or business expansion (xxiv) economic value added or other value added measurements, (xxv) expenses targets, (xxvi) operating efficiency, (xxvii) regulatory body approvals for commercialization of products, (xxviii) implementation or completion of critical projects or related milestones (including, without limitation, milestones such as clinical trial enrollment targets, commencement of phases of clinical trials and completion of phases of clinical trials) or (xxix) partnering or similar transactions. To the extent still applicable, the Committee may structure awards to qualify for the exemption for performance-based compensation to the limitations on the deductibility of compensation in excess of $1,000,000 paid to certain of our executive officers under Section 162(m) of the Code; however, the Committee retains the discretion to grant awards that are not fully deductible under Section 162(m) of the Code.  Performance goals with respect to awards that are not intended to constitute qualified performance-based compensation under Section 162(m) of the Code may be based on one or more of the preceding measures or any other measure that the Committee may determine in its sole discretion.  Performance goals may be measured absolutely or relative to an index or peer group.

Share Limit on Awards.  The maximum number of shares of Common Stock that may be subject to awards granted to an individual participant during a single year is 1,840,000.

Effect of a Change in Control.    Upon the occurrence of a change in control of the Company, the Committee may, in its discretion: (i) fully vest any or all awards; (ii) determine whether all applicable performance goals have been achieved and the applicable level of performance; (iii) cancel any outstanding awards in exchange for a cash payment of an amount, but not less than zero, equal to the difference between the then fair market value of the award less the exercise or base price of the award; (iv) after having given the participant a chance to exercise any vested outstanding options or SARs, terminate any or all of the participant's unexercised options or SARs; (v) where we are not the surviving corporation after a change in control, cause the surviving corporation to assume or replace all outstanding awards with comparable awards; or (vi) take such other action as the Committee shall determine appropriate.

Effects of Certain Corporate Transactions.    In the event of a stock dividend, recapitalization, forward or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other corporate transaction or event that affects our Common Stock, the Committee shall make equitable adjustments in (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding awards, (iii) the aggregate number and kind of shares of Common Stock available under the Stock Plan, and (iv) the exercise or grant price relating to any award, or if deemed appropriate, the Committee may also make provision for a cash payment with respect to any outstanding award.

Actions Requiring Stockholder Approval, Including Repricing.    Our Board of Directors must obtain stockholder approval in order to take any action that would (i) increase the number of shares subject to the Stock Plan, except for adjustments upon changes in capitalization; (ii) result in the repricing, replacement or repurchase of any option, SAR or other award; or (iii) be required to be submitted for stockholder approval under any federal or state law or regulation or NASDAQ listing rules.

Clawback.    Any award granted under the Stock Plan, including a common stock award, will be subject to mandatory repayment by the participant to us pursuant to the terms of any “clawback” or recoupment policy that is directly applicable to the Stock Plan and set forth in an award agreement or as required by law to be applicable to the participant.

Transfer Restrictions.    No award or other right or interest of a participant under the Stock Plan may be assigned or transferred for any reason during the participant's lifetime, other than to us or any of our subsidiaries or affiliates.  Notwithstanding the foregoing, the Committee may grant awards, other than incentive stock options, that are transferable by the participant during his or her lifetime, but only to the extent specifically provided in the agreement entered into with such participant.  No incentive stock option shall be transferable other than by will or the laws of descent and distribution.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax considerations that may be relevant to participants in the Stock Plan.  The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE STOCK PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE, LOCAL OR FOREIGN INCOME TAX OR OTHER TAX CONSIDERATIONS.

Common Stock

Upon the grant of an award of our Common Stock, a participant will recognize ordinary income equal to the difference between the amount paid, if any, for the Common Stock and the fair market value of the Common Stock on the grant date and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction.  The participant’s tax basis in the shares of Common Stock will equal the fair market value of such shares on the grant date.  Upon sale of shares of Common Stock, the participant will recognize short-term or long-term capital gain or loss, depending on whether at the time of sale the shares have been held for more than one year following the grant date.  The gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Deferred Stock

A participant recognizes no taxable income and we are not entitled to a deduction when deferred stock is awarded.  When the deferral period for the Award ends and the participant receives shares of Common Stock, the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction.  A participant’s tax basis in shares of Common Stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them.  Upon sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale.  Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Restricted Stock

Shares of restricted stock received pursuant to Awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes.  If a participant who receives shares of restricted stock does not make the election described below, the participant recognizes no taxable income upon the receipt of shares of restricted stock and we are not entitled to a deduction at such time.  When the forfeiture restrictions with respect to the restricted stock lapse, the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction.  A participant’s tax basis in shares of restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse.  Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale.  Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving shares of restricted stock may make an election under Section 83(b) of the Code with respect to the shares.  By making a Section 83(b) election, the participant elects to recognize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse.  The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and we will be entitled to a corresponding compensation deduction at that time.  By making a Section 83(b) election, the participant will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold.  The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time.  If, however, the shares are subsequently forfeited to us, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income recognized by the participant upon the making of the Section 83(b) election.  To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with us, each within 30 days after a restricted stock award is granted.

Restricted Stock Units

A participant will recognize no taxable income when RSUs are granted, and we are not entitled to a deduction upon such grant. When the award is settled and the participant receives shares of Common Stock, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. A participant’s tax basis in shares of Common Stock received at the end of a restriction period will be equal to the fair market value of such shares when the participant receives them, and the participant’s holding period will begin on such date. Upon the sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands. In addition, as discussed below, RSUs may be considered deferred compensation that must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties.

Non-Qualified Options

A participant recognizes no taxable income and we are not entitled to a deduction when a non-qualified option is granted.  Upon exercise of a non-qualified option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. A participant’s tax basis in the shares of Common Stock received upon exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of Common Stock received upon exercise of a non-qualified option, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Under the Stock Plan, non-qualified options may, with the consent of the Committee, be exercised in whole or in part with shares of Common Stock or restricted stock held by the participant. Payment in Common Stock or restricted stock will be treated as a tax-free exchange of the shares of Common Stock surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in restricted stock, however, the equivalent number of shares of Common Stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the restricted stock surrendered. The fair market value of shares of Common Stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the non-qualified option.

Incentive Stock Options

A participant recognizes no taxable income, and we are not entitled to a deduction, when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss recognized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and we will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will recognize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option.  Any amount realized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year.  If the sales price is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year.  Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Under the Stock Plan, incentive stock options may, with the consent of the Committee, be exercised in whole or in part with shares of Common Stock held by the participant.  Such an exercise will be treated as a tax-free exchange of the shares of Common Stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares.  Shares of Common Stock received in excess of the number of shares surrendered will have a tax basis of zero.

SARs

A participant recognizes no taxable income and we are not entitled to a deduction when a SAR is granted.  Upon exercising a SAR, a participant will recognize ordinary income in an amount equal to the cash or the fair market value of the stock received minus any amount paid for the stock, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction.  A participant’s tax basis in the shares of Common Stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time.  Upon sale of the shares of Common Stock received upon exercise of a SAR, the participant will recognize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year.  The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Section 162(m) Limitations on Compensation Deductions

In 2017 and prior years, under Section 162(m) of the Code, a publicly-held corporation may not deduct compensation paid in any one taxable year in excess of $1,000,000 to a “covered employee” unless the compensation properly qualifies as “performance-based compensation” subject to certain requirements.  A covered employee for this purpose is the chief executive officer of the corporation and each of the three other most highly compensated officers of the corporation (other than the chief financial officer), as reported to stockholders under the Exchange, as amended.

The Tax Cuts and Jobs Act, passed by Congress in December 2017, eliminated the “performance-based” compensation exemption under Section 162(m) and revised the definition of “covered employee.”  Therefore, for 2018 and going forward, compensation paid to our chief executive officer, our chief financial officer and to each of our other named executive officers (as required to be disclosed in our annual proxy statement pursuant to the Exchange Act) will not be deductible for federal income tax purposes to the extent such compensation exceeds $1,000,000, regardless of whether such compensation would have been considered “performance-based” under prior law.  This limitation on deductibility applies to each individual who is a “covered employee” (as defined in Section 162(m)) in 2017 or becomes a covered employee in any subsequent year, and continues to apply to each such individual for all future years, regardless of whether such individual remains a named executive officer.  There is, however, a transition rule that allows “performance-based” compensation in excess of $1,000,000 to continue to be deductible if the remuneration is provided pursuant to a binding contract which was in effect on November 2, 2017 and that was not subsequently materially modified.  The Compensation Committee believes that our stockholders’ interests are best served by not restricting the Compensation Committee’s discretion in structuring compensation programs, and thus the Compensation Committee intends to maintain flexibility to pay compensation that is not entirely deductible when the best interests of the Company make that advisable.  In approving the amount and form of compensation for our executive officers, the Compensation Committee will continue to consider all elements of cost to the Company of providing such compensation, including the potential impact of Section 162(m).

Withholding

We are entitled to deduct from the payment of any award (whether made in stock or in cash), or any other payment due to a participant under the Stock Plan, all applicable income and employment taxes required by federal, state, local or foreign law to be withheld in connection with any transaction involving an award.  Withholding in the form of shares of Common Stock shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

Section 409A

Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years.  Any award that provides for the deferral of compensation, such as restricted stock units, that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the Code.  If the applicable requirements of Section 409A of the Code are not met with respect to an award, the value of the award (to the extent not already included in gross income) will be included in the participant’s taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually received.  In addition, such violation will result in an additional tax to the participant of 20% of the value of the award plus applicable interest computed from the date the award was earned, or if later, the date on which it vested.  Participants are urged to consult their tax advisors to determine if Code Section 409A has any impact on their awards.

Section 280G

If the vesting or payment of an award made to a “disqualified individual” (as defined in Section 280G of the Code) occurs in connection with a change in control of the Company, such vesting and/or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive, may result in an “excess parachute payment” (as defined in Section 280G of the Code).  Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Section 280G of the Code would prevent us or any of our subsidiaries or affiliates, as applicable, from deducting such “excess parachute payment.”

New Plan Benefits

The benefits that will be awarded or paid under the Stock Plan are not currently determinable.  Awards granted under the Stock Plan are within the discretion of the Committee, and the Committee has not determined future Awards or who might receive them.

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plans as of December 31, 2017.

Number of securities
	Number of		remaining available for
	securities to be	Weighted-average	future issuance under
	issued upon exercise	exercise price of	equity compensation
	of outstanding	outstanding options,	plans (excluding
	options, warrants	warrants and	securities reflected in
	and rights	rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,993,159 (1)	$ 6.46	768,804
Equity compensation plans not approved by security holders	142,500 (2)	$ 4.90	157,500
Total	4,135,659	$ 6.24	926,304

(1)

These securities consist of options and restricted stock issued under the Stock Plan to employees, directors and consultants of the Company.  Under the Stock Plan, options, stock appreciation rights, restricted stock, restricted stock units, common stock and deferred stock may be granted, but the Stock Plan does not separately segregate the shares used for each type of award.

(2)	These securities consist of options issued under the 2017 Inducement Plan to newly-hired employees of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Common Stock as of March 29, 2018 by: (i) each director and nominee for director; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all stockholders known us to be beneficial owners of more than five percent of our Common Stock.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5%+ Beneficial Owners
Highbridge Capital Management, LLC(2)	12,945,880	9.9%
Broadfin Capital, LLC(3)	4,775,756	9.0%
Deerfield Mgmt, L.P.(4)	3,239,237	6.1%
Franklin Advisers, Inc.(5)	2,732,700	5.2%
Non-Employee Directors
Elaine Hochberg(6)	12,954	*
Nicholas C. Nicolaides, Ph.D.(6)	49,666	*
John E. Osborn(6)	49,666	*
Robert P. Roche, Jr.(6)	6,571	*
Andrea Heslin Smiley(6)	12,954	*
Timothy P. Walbert(7)	54,311	*
Gregory Weaver(6)	54,916	*
Named Executive Officers
Robert Radie(8)	546,358	1.0%
Stan Musial(9)	179,698	*
Mark Strobeck, Ph.D.(10)	149,371	*
All executive officers and directors as a group (13 persons)(11)	1,308,559	2.4%

*Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC, which information may not be accurate as of March 29, 2018. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Egalet Corporation, 600 Lee Road, Suite 100, Wayne, PA 19087. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table above have sole voting and investment power with respect to all shares of Common Stock that they beneficially own. Applicable percentages are based on 52,881,201 shares outstanding on March 29, 2018, adjusted as required by rules promulgated by the SEC.

(2)

Based solely on the Schedule 13G filed with the SEC on February 14, 2018 by Highbridge Capital Management, LLC ("Highbridge"). Highbridge 1992 MSF International Ltd. (Highbridge International”) may be deemed to beneficially own 9,731,405 shares of Common Stock (including 6,670,631 shares of Common Stock issuable upon conversion of convertible notes and/or exercise of warrants) and Highbridge, as its trading manager and trading manager of 1992 Tactical Credit Master Fund, L.P. (“Tactical”), may be deemed to be the beneficial owner of 12,945,880 shares of Common Stock (including 9,433,283 shares of Common Stock issuable upon conversion of convertible notes and/or exercise of warrants) held by Highbridge International and Tactical. Highbridge and Highbridge International have shared voting and dispositive power with respect to all such shares and Tactical shares voting and dispositive power with respect to 3,214,475 shares (including 2,762,652 shares of Common Stock issuable upon conversion of convertible notes and/or exercise of warrants). The address of Highbridge is 40 West 57th Street, 32nd Floor, New York, New York 10019. The conversion of the 6.50% Notes and exercise of certain warrants held by Highbridge are each subject to a 9.99% ownership blocker.

(3)

Based solely on the Schedule 13G filed with the SEC on January 3, 2018 by Broadfin Capital, LLC ("Broadfin LLC"). Broadfin LLC, Broadfin Healthcare Master Fund, Ltd. ("Broadfin Healthcare") and Kevin Kotler, the managing member of Broadfin Capital and director of Broadfin Healthcare, each share voting and dispositive power with respect to all such shares and may be deemed to be beneficial owners thereof. The address of Broadfin LLC is 300 Park Avenue, 25th Floor, New York, New York 10022.

(4)

Based solely on the Schedule 13G filed with the SEC on March 23, 2018 by Deerfield Mgmt, L.P. (“Deerfield"). Deerfield, Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P., and James E. Flynn, the general partner of Deerfield, Deerfield Management Company, L.P. and Deerfield Special Situations Fund, L.P., each share voting and dispositive power with respect to all such shares and may be deemed to be beneficial owners thereof. The address of Deerfield is 780 Third Avenue, 37th Floor, New York, NY 10017.

(5)

Based solely on the Schedule 13G/A filed on December 12, 2016 by Franklin Resources, Inc. (“Franklin”), consists of shares beneficially owned by Franklin Advisers, Inc. (“Franklin Advisers”), a subsidiary of Franklin, which is deemed to beneficially own shares held by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers and are its direct and indirect subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Johnsons”) each own in excess of 10% of the outstanding common stock of Franklin and are the principal stockholders of Franklin.  Franklin and the Johnsons may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which Franklin subsidiaries provide investment management services. Franklin Advisers has sole voting and dispositive power with respect to all the shares. Franklin, Franklin Advisers and the Johnsons disclaim beneficial ownership of the shares. The address of Franklin Advisers is One Franklin Parkway, Building 920, San Mateo, California 94403.

(6)	Represents shares issuable pursuant to stock options exercisable as of March 29, 2018 or within 60 days of March 29, 2018.
(7)	Includes 54,161 shares issuable pursuant to stock options exercisable as of March 29, 2018 or within 60 days of March 29, 2018.
(8)	Includes 311,458 shares issuable pursuant to stock options exercisable as of March 29, 2018 or within 60 days of March 29, 2018.
(9)	Includes 137,291 shares issuable pursuant to stock options exercisable as of March 29, 2018 or within 60 days of March 29, 2018.
(10)	Includes 137,291 shares issuable pursuant to stock options exercisable as of March 29, 2018 or within 60 days of March 29, 2018.
(11)	Includes 982,002 shares issuable pursuant to stock options exercisable as of March 29, 2018 or within 60 days of March 29, 2018 held by our directors and officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers (as defined under Section 16(a) of the Exchange Act), directors and persons who own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based on our records and other information, we believe that each of our executive officers, directors and certain beneficial owners of the Company’s Common Stock complied with all Section 16(a) filing requirements applicable to them during 2017 on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Party Transactions

Under SEC rules, related‑party transactions are those transactions to which we are or may be a party in which the amount involved exceeds $120,000, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and board membership.

The Board has adopted a written Policy Regarding Transactions with Related Persons, which is administered by the Audit Committee. This Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person (as defined in Item 404(a) of SEC Regulation S-K) has a direct or indirect material interest; provided, however, the Board has determined that certain transactions not required to be reported pursuant to Item 404(a) of SEC Regulation S-K are not considered to be transactions covered by the Policy. Under the Policy, a related party transaction must be reported to our general counsel and be reviewed and approved or ratified by the Audit Committee in accordance with the terms of the Policy, prior to the effectiveness or consummation of the transaction, whenever practicable. The Audit Committee will review all relevant information available to it about the potential related party transaction. The Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the Related Person in connection with the approval of the related party transaction.  We also poll our directors and executive officers on an annual basis with respect to related‑party transactions and their service as an officer or director of other entities. Any director involved in a related‑party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision.

There were no related party transactions for fiscal year 2017 that exceed $120,000, and in which any of our directors, executive officers or to our knowledge, beneficial owners of more than 5% of our capital stock, had or will have a direct or indirect material interest.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2017 and 2016 by Ernst & Young, our independent registered public accounting firm, and Grant Thornton, our former independent registered public accounting firm.

	Fiscal	Fiscal
	Year Ended	Year Ended
	2017	2016
Audit fees	$637,653	$551,651
Audit‑related fees	216,500	65,000
Tax fees	—	—
All other fees	—	—
Total fees	$854,153	616,651

Audit fees:  Audit fees consist of fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statement filings with the SEC, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

Audit‑related fees:  Audited‑related fees consist of technical consultations related to complex accounting matters billed by Ernst & Young.

Tax fees:  Tax fees consist of fees for tax services, including tax compliance, and related expenses.

All fees have been and are expected to be pre‑approved by the Audit Committee.

Pre‑approval Policies and Procedures

The Audit Committee pre‑approves audit and non‑audit services rendered by our independent registered public accounting firm, Ernst & Young. The Audit Committee pre‑approves specified services in the defined categories of audit services, audit‑related services and tax services up to specified amounts. Pre‑approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case‑by‑case basis before the independent auditor is engaged to provide each service. The pre‑approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

If Ernst & Young renders services other than audit services to us, the Audit Committee will determine whether the rendering of these services is compatible with maintaining the Ernst & Young’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Egalet stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us or your broker. Direct your written request to Investor Relations, Egalet Corporation, 600 Lee Road, Suite 100, Wayne, PA 19087 or contact Investor Relations at 610-833-4200. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING

        Our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com and are summarized below.

        To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/EGLT2018AM and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:45 A.M. Eastern Time on May 14, 2018. The meeting will begin promptly at 9:00 A.M. Eastern Time on May 14, 2018. If you are a stockholder of record, you may vote prior to or via the virtual meeting website during the meeting. Please have your 16-Digit Control Number to join the Annual Meeting.

        If you wish to submit a question, you may do so during the meeting by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/EGLT2018AM and typing your question into the "Ask a Question" field, and click "Submit."

        Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions not pertinent to meeting matters will not be answered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Stan Musial Executive Vice President, Chief Financial Officer & Secretary

April 10, 2018

ANNEX A-1

AMENDMENT No. 3

TO THE EGALET CORPORATION

2013 STOCK-BASED INCENTIVE COMPENSATION PLAN

AMENDMENT NO. 3 TO THE EGALET CORPORATION 2013 STOCK-BASED INCENTIVE COMPENSATION PLAN, as amended, made as of May 14, 2018 (this “Amendment”).

Pursuant to Section 14 of the Egalet Corporation 2013 Stock-Based Incentive Compensation Plan, as amended (the “Plan”), the Plan is hereby amended as follows:

1.Effective upon the approval of the Company’s stockholders at the Company’s Annual Meeting of Stockholders on May 14, 2018, Section 5.1 and 5.2 of the Plan are hereby amended and restated to read as follows:

“5.1. Subject to adjustment as provided in Section 13, the total number of shares of Common Stock available for Awards under the Plan shall be 12,280,000.

5.2. Subject to adjustment as provided in Section 13, (i) the maximum number of shares of Common Stock available for Awards that are intended to be Incentive Stock Options shall not exceed 12,280,000 and (ii) the maximum number of shares of Common Stock available for Awards that may be granted to any individual Participant shall not exceed 1,840,000 during any calendar year.”

Except as specifically provided in and modified by this Amendment, all of the terms and conditions of the Plan are hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Egalet Corporation 2013 Stock-Based Incentive Compensation Plan, as amended, to be executed by its duly authorized officers this 14th day of May, 2018.

EGALET CORPORATION

By:	__________________________________________
Name
Title:

ANNEX A‑2

EGALET CORPORATION

2013 STOCK-BASED

INCENTIVE COMPENSATION PLAN

(as amended and restated effective April 5, 2018)

1.         Purpose of the Plan

The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such Employees, Consultants and Non-Employee Directors.

2.         Definitions

As used herein, the following definitions shall apply:

2.1.      “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2.      “Award” means a grant of Common Stock, Deferred Stock, Restricted Stock, Restricted Stock Units, Options or SARs under the Plan.

2.3.      “Award Agreement” means the written agreement, instrument or document evidencing an Award, including any such item in an electronic medium.

2.4.      “Board” means the Board of Directors of the Company.

2.5.      “Change in Control” means, after the Effective Date (and not including the public offering of the Company, which shall not be treated as a Change in Control for purposes of the Plan), any of the following events:

(a)        a “person” (as such term in used in Sections 13(d) and 14(d) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13D‑3 under the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)        during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.5(a), Section 2.5(c) or Section 2.5(d) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or

(c)        the Company merges or consolidates with any other corporation, other than in a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(d)        the complete liquidation of the Company or the sale or other disposition of all or substantially all of the Company’s assets.

(e)        Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for this Section, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

2.6.      “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder. A reference to any provision of the Code or the Treasury regulations promulgated thereunder shall include reference to any successor provision of the Code or the Treasury regulations.

2.7.      “Committee” means the committee designated by the Board to administer the Plan under Section 4. The Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director, an Outside Director and an “independent director” within the meaning of Rule 5605(a)(2) of the NASDAQ Stock Market Equity Rules.

2.8.      “Common Stock” means the common stock of the Company, par value $0.001 per share, or such other class or kind of shares or other securities resulting from the application of Section 13.

2.9.      “Company” means Egalet Corporation, a Delaware corporation, or any successor corporation.

2.10.    “Consultant” means an individual who renders services to the Company, a Subsidiary or an Affiliate as a consultant, advisor or independent contractor.

2.11.    “Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 7 will be deferred.

2.12.    “Deferred Stock” means Common Stock to be delivered at the end of a Deferral Period and awarded by the Committee under Section 7.

2.13.    “Effective Date” has the meaning set forth in Section 25.

2.14.    “Employee” means an individual, including an officer or director, who is employed by the Company, a Subsidiary or an Affiliate.

2.15.    “Fair Market Value” means the fair market value of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Common Stock shall mean, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded.

2.16.    “Incentive Stock Option” means an Option or a portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in the applicable Award Agreement.

2.17.    “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. A reference to any provision of the 1934 Act or rule promulgated under the 1934 Act shall include reference to any successor provision or rule.

2.18.    “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b‑3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.19.    “Non-Qualified Option” means an Option or a portion thereof not intended to be an Incentive Stock Option and designated as a Non-Qualified Option in the applicable Award Agreement.

2.20.    “Option” means a right to purchase a specified number of shares of Common Stock at a specified price awarded by the Committee under Section 6 of the Plan.

2.21.    “Outside Director” means a member of the Board who meets the definition of an “outside director” under Section 162(m) of the Code.

2.22.    “Participant” means any Employee, Consultant or Non-Employee Director who receives an Award.

2.23.    “Performance Cycle” means the period selected by the Committee during which the performance of the Company, any Subsidiary, any Affiliate or any business unit thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

2.24.    “Performance Goal” means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain of being met before the grant of the Award) and that, in the case of Qualified Performance-Based Awards, must be based upon any one or more of the following as they relate to the Company, its Subsidiaries or Affiliates (or any business unit or department thereof): (i) stock price, (ii) market share, (iii) sales, (iv) earnings per share, (v) diluted earnings per share, (vi) diluted net income per share, (vii) return on shareholder equity, (viii) costs, (ix) cash flow, (x) return on total assets, (xi) return on capital or invested capital, (xii) return on net assets, (xiii) operating income, (xiv) net income, (xv) earnings (or net income) before interest, taxes, depreciation and amortization, (xvi) improvements in capital structure, (xvii) gross, operating or other margins, (xviii) budget and expense management, (xix) productivity ratios, (xx) working capital targets, (xxi) enterprise value, (xxii) safety record, (xxiii) completion of acquisitions or business expansion of the company, our subsidiaries or affiliates (or any business unit or department thereof) (xxiv) economic value added or other value added measurements, (xxv) expenses targets, (xxvi) operating efficiency, (xxvii) regulatory body approvals for commercialization of products,  (xxviii) implementation or completion of critical projects or related milestones (including, without limitation, milestones such as clinical trial enrollment targets, commencement of phases of clinical trials and completion of phases of clinical trials) or (xxix) partnering or similar transactions, in all cases, whether measured absolutely or relative to an index or peer group. The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals. Performance Goals with respect to Awards that are not intended to be Qualified Performance-Based Awards may be based on one or more of the preceding measures or any other measure that the Committee may determine in its sole discretion. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.25.    “Plan” means the Egalet Corporation 2013 Stock-Based Incentive Compensation Plan herein set forth, as amended and/or restated from time to time.

2.26.    “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

2.27.    “Restricted Stock” means Common Stock awarded by the Committee under Section 8 of the Plan.

2.28.    “Restricted Stock Unit” means the right to a payment in Common Stock or in cash, or in a combination thereof, awarded by the Committee under Section 9 of the Plan.

2.29. “Restriction Period” means the period during which Restricted Stock awarded under Section 8 of the Plan and Restricted Stock Units awarded under Section 9 of the Plan are subject to forfeiture.

2.30.    “SAR” means a stock appreciation right awarded by the Committee under Section 11 of the Plan.

2.31.    “Subsidiary” means any corporation (other than the Company), partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.32.    “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3.         Eligibility

Any Employee, Consultant or Non-Employee Director is eligible to receive an Award.

4.         Administration and Implementation of Plan

4.1.      The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries and Affiliates, their Employees, Consultants and directors, Participants, persons claiming rights from or through Participants and stockholders of the Company. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith by the Committee with respect to the Plan or any Awards granted hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4.2.      Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the Employees, Consultants and Non-Employee Directors who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

4.3.      The Committee’s powers shall also include responsibility to determine the effect, if any, of a Change in Control of the Company upon outstanding Awards. Upon a Change in Control, the Committee may, at its discretion, (i) fully vest any or all Awards made under the Plan, (ii) determine whether all applicable Performance Goals have been achieved and the applicable level of performance, (iii) cancel any outstanding Awards in exchange for a cash payment of an amount (including zero) equal to the difference between the then Fair Market Value of the Award less the option or base price of the Award, (iv) after having given the Participant a reasonable chance to exercise any vested outstanding Options or SARs, terminate any or all of the Participant’s unexercised Options or SARs, (v) where the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards or (vi) take such other action as the Committee shall determine to be appropriate.

4.4.      The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant’s termination of employment or service with the Company or any Subsidiary or Affiliate; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed, including, without limitation, any minimum vesting period. All Awards shall be evidenced by an Award Agreement. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

4.5.      To the extent permitted by applicable law, the Committee may delegate some or all of its authority with respect to the Plan and Awards to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee, provided that the Committee may not delegate its authority hereunder to make awards to Employees who are (i) “officers” as defined in Rule 16a‑1(f) under the 1934 Act, (ii) “covered employees” within the meaning of Section 162(m) of the Code or (iii) officers or other Employees who are delegated authority by the Committee pursuant to this Section. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. The Committee may at any time rescind the authority delegated to any person pursuant to this Section. Any action undertaken by any such person or persons in accordance with the Committee’s delegation of authority pursuant to this Section shall have the same force and effect as if undertaken directly by the Committee.

5.         Shares of Stock Subject to the Plan

5.1.      Subject to adjustment as provided in Section 13, the total number of shares of Common Stock available for Awards under the Plan shall be 6,280,000.

5.2.      Subject to adjustment as provided in Section 13, (i) the maximum number of shares of Common Stock available for Awards that are intended to be Incentive Stock Options shall not exceed 6,280,000 and (ii) the maximum number of shares of Common Stock available for Awards that may be granted to any individual Participant shall not exceed 1,840,000 during any calendar year.

5.3.      If any shares subject to an Award are forfeited or such Award otherwise terminates, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. SARs or Restricted Stock Units to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares of Common Stock issued upon settlement of the SAR or Restricted Stock Unit. If any shares subject to an Award are retained or reacquired by the Company in payment of an exercise price or satisfaction of a withholding or other tax obligation in connection with any Award, such shares shall not be made available for future Awards under the Plan.

5.4.      Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

6.         Common Stock

An Award of Common Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are not subject to forfeiture except as set forth in Section 21. Upon the Award of

Common Stock, the Committee may direct the number of shares of Common Stock subject to such Award be issued to the Participant, designating the Participant as the registered owner. The Participant shall have all of the customary rights of a stockholder with respect to the Award of Common Stock, including the right to vote shares of the Common Stock and receive dividends with respect to the Common Stock.

7.         Deferred Stock

An Award of Deferred Stock is an agreement by the Company to deliver to the Participant a specified number of shares of Common Stock at the end of a specified Deferral Period or Periods. Such an Award shall be subject to the following terms and conditions:

7.1.      Upon the Award of Deferred Stock, the Committee shall direct that the number of shares subject to such Award be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in the Award Agreement. Prior to issuance and delivery of the Deferred Stock, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant’s account.

7.2.      During the Deferral Period, no dividend shall be paid with respect to shares covered by a Deferred Stock Award and the Participant shall have no future right to any dividend paid during the Deferral Period.

7.3.      The Deferral Period may consist of one or more installments. Provided that the Deferred Stock has not been previously forfeited, at the end of the Deferral Period or any installment thereof, the shares of Deferred Stock applicable to such installment, shall be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the Award Agreement.  Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the Deferral Period with respect to Deferred Stock granted to a Participant other than a Non-Employee Director shall commence on the date of grant and end no earlier than four years following the date of grant; provided that the Deferral Period may end for up to one-quarter of the shares of Deferred Stock on each anniversary of the date of grant; further provided that the Deferral Period for Deferred Stock that vests based on the achievement of specified Performance Goals shall end no earlier than one year following the date of grant.

8.         Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

8.1.      Upon the Award of Restricted Stock, the Committee may direct the number of shares of Common Stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, returned to the Company to be held in escrow during the Restriction Period. In all cases, the Participant shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.

8.2.      During the Restriction Period, the Participant shall have the right to vote shares of Restricted Stock. During the Restriction Period, no dividend shall be paid with respect to the number of shares covered by a Restricted Stock Award and the Participant shall have no future right to any dividend paid during the Restriction Period.

8.3.      Provided that the Restricted Stock has not been previously forfeited, at the end of the Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of shares specified thereunder, and the legend, if any, imposed hereunder shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

8.4.      Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the Restriction Period with respect to Restricted Stock granted to a Participant other than a Non-Employee Director shall commence on the date of grant and end no earlier than four years following the date of grant; provided that the Restriction Period may end for up to one-quarter of the shares of Restricted Stock on each anniversary of the date of grant; further provided that the Restriction Period for Restricted Stock that vests based on the achievement of specified Performance Goals shall end no earlier than one year following the date of grant.

9.         Restricted Stock Units

An Award of Restricted Stock Units is a grant by the Company of the right to receive a payment in Common Stock or in cash, or in a combination thereof, that is equal to the Fair Market Value of a share of Common Stock as of the date of vesting or payment, as set forth in the applicable Award Agreement, which right is subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

9.1.      Any amount payable upon the end of the Restriction Period with respect to a Restricted Stock Unit shall be paid by the Company in shares of Common Stock, in cash or in a combination of shares of Common Stock and cash, as determined by the Committee in its sole discretion or as set forth in the Award Agreement.

9.2.      Provided that the Restricted Stock Units have not been previously forfeited, at the end of the Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of Restricted Stock Units specified thereunder, and shares of Common Stock or cash with a value equal to the Fair Market Value of the shares of Common Stock underlying such Restricted Stock Units shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative).

9.3.      Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the Restriction Period with respect to Restricted Stock Units granted to a Participant other than a Non-Employee Director shall commence on the date of grant and end no earlier than four years following the date of grant; provided that the Restriction Period may end for up to one-quarter of the Restricted Stock Units on each anniversary of the date of grant; further provided that the Restriction Period for Restricted Stock Units that vest based on the achievement of specified Performance Goals shall end no earlier than one year following the date of grant.

10.       Options

Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options may be either Incentive Stock Options or Non-Qualified Stock Options. The grant of Options shall be subject to the following terms and conditions:

10.1.    Option Price:  The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or 110% of such Fair Market Value in the case of an Incentive Stock Option granted to a Ten Percent Shareholder), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.

10.2.    Term of Options:  The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

10.3.    Incentive Stock Options:  Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of an Award Agreement that cannot be so construed shall be disregarded. In no event may a Participant be granted an Incentive Stock Option which does not comply with the grant and vesting limitations prescribed by Section 422(b) of the Code. Incentive Stock Options may not be granted to Employees of Affiliates or to Consultants or Non-Employee Directors.

10.4.    Payment of Option Price:  The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (i) in cash, or (ii) with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) with the consent of the Committee, in whole or in part in Common Stock held by the Participant and valued at Fair Market Value on the date of exercise. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock held by the Participant and valued at Fair Market Value on the date the Option is exercised. In such case, the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. An Option may be exercised only for a whole number of shares of Common Stock.

10.5.    Minimum Vesting Period for Options:  Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the minimum vesting period for an Option granted to a participant other than a Non-Employee Director shall be four years from the date of grant; provided that an Option may vest and become exercisable for up to one-quarter of the shares of Common Stock underlying the Option on the first anniversary of the date of grant and for up to 1/48 of the Shares of Common Stock underlying the Option each month thereafter; further provided that an Option that vests based on the achievement of specified Performance Goals may vest and become exercisable for the shares of Common Stock underlying the Option at any time on or after the first anniversary of the date of grant. Notwithstanding the foregoing, a Participant who is subject to Section 16 of the 1934 Act may direct the Company to withhold Shares otherwise to be delivered upon the exercise of an Award in order to pay the exercise price due on such Award.

11.       Stock Appreciation Rights

SARs give the Participant the right to receive, upon exercise of the SAR, the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. The grant of SARs shall be subject to the following terms and conditions:

11.1.    The term of a SAR shall in no event be greater than ten years.

11.2.    The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, the method of settlement, form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

11.3.    Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the minimum vesting period for a SAR granted to a Participant other than a Non-Employee Director shall be four years from the date of grant; provided that a SAR may vest and become exercisable for up to one-quarter of the shares of Common Stock underlying the SAR on each anniversary of the date of grant; further provided that a SAR that vests based on the achievement of specified Performance Goals may vest and become exercisable for the shares of Common Stock underlying the SAR at any time on or after the first anniversary of the date of grant.

11.4.    The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR.

12.       Qualified Performance-Based Awards.

To the extent the Committee determines, in its sole discretion, that it is necessary or advisable in order to comply with the deductibility limitations of Section 162(m) of the Code applicable to Qualified Performance-Based Awards, the following rules shall apply:

12.1.    Only an Employee who is a  “covered employee” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards. The Committee shall designate in its sole discretion which covered employees will be Participants for a Performance Cycle within the earlier of (i) the first 90 days of a Performance Cycle and (ii) the lapse of 25% of the Performance Cycle.

12.2.    The Committee shall establish in writing within the earlier of (i) the first 90 days of a Performance Cycle and (ii) the lapse of 25% of the Performance Cycle, and in any event, while the outcome is substantially uncertain, (A) Performance Goals for the Performance Cycle, and (B) in respect of such Performance Goals, a minimum acceptable level of achievement below which no payment will be made or no Award shall vest or become exercisable, and an objective formula or other method for determining the amount of any payment to be made or the extent to which an Award hereunder shall vest or become exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

12.3.    Following the completion of a Performance Cycle, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the Performance Cycle based upon the Performance Goals and the related formulas or methods as determined pursuant to Section 12.2. The Committee shall then determine the actual amount payable or the extent to which an Award is vested or exercisable as a result of attainment of such Performance Goals under each Participant’s Award for the Performance Cycle, and, in doing so, may reduce or eliminate, except as otherwise provided in the Award Agreement, the amount of the Award. In no event shall the Committee have the authority to increase Award amounts to any covered employee under a Qualified Performance-Based Award.

12.4.    A Qualified Performance-Based Award granted, vesting or becoming exercisable with respect to a Performance Cycle shall be paid (unless such Award is subject to the Participant’s exercise, which exercise such Participant has not effectuated) as soon as practicable following completion of the certification described in Section 12.3 but in no event later than December 31 of the year following the year in which the applicable Performance Cycle ends.

13.       Adjustments upon Changes in Capitalization

13.1.    In order to prevent dilution or enlargement of the rights of Participants under the Plan as a result of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects the Common Stock, the Committee shall adjust (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, and (iv) the exercise or grant price relating to any Award. Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event. It is provided, however, that in the case of any such transaction or event, the Committee may make any additional adjustments to the items in (i) through (iv) above which it deems appropriate in the circumstances, or make provision for a cash payment with respect to any outstanding Award; and it is provided, further, that no adjustment shall be made under this Section that would cause the Plan to violate Section 422 of the Code with respect to Incentive Stock Options or that would adversely affect the status of any Award that is “performance-based compensation” under Section 162(m) of the Code.

13.2.    In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 13.1) affecting the Company, any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Awards to the extent that such adjustment would adversely affect the intended status of the Award as “performance-based compensation” under Section 162(m) of the Code.

14.       Termination and Amendment

14.1.    The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (i) such action would increase the number of shares subject to the Plan, (ii) such action results in the repricing, replacement or repurchase of any Option, SAR  or other Award, or (iii) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, in each case, except as provided in Section 13.1; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto, except as the Committee determines in its sole discretion to be necessary or advisable to ensure a deduction under Section 162(m) of the Code or to comply with Section 409A of the Code or an exemption therefrom. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award, except as the Committee determines in its sole discretion to be necessary or advisable to ensure a deduction under Section 162(m) of the Code or to comply with Section 409A of the Code or an exemption therefrom.

14.2.    The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the intended status of an Award as “performance-based compensation” under Section 162(m) of the Code.

15.       No Right to Award, Employment or Service

Neither the Plan nor any action taken hereunder shall be construed as giving any Employee, Consultant or Non-Employee Director any right to be retained in the employ or service of the Company, any Subsidiary or Affiliate. For purposes of the Plan, transfer of employment or service between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment or service.

16.       Taxes

The Company, any Subsidiary or Affiliate is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Subsidiary or Affiliate and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Withholding of taxes in the form of shares of Common Stock shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates. Participants who are subject to the reporting requirements of Section 16 of the 1934 Act may elect to pay all or a portion of any withholding or other taxes due in connection with an Award by directing the Company to withhold shares of Common Stock that would otherwise be received in connection with such Award.

17.       Limits on Transferability; Beneficiaries

No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

18.       No Rights to Awards; No Stockholder Rights

No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

19.       Foreign Nationals.

Without amending the Plan, Awards may be granted to Employees, Consultants and Non-Employee Directors who are foreign nationals or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

20.       Securities Law Requirements

20.1.    No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

20.2.    The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

21.       Recoupment

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company pursuant to the terms of any Company “clawback” or recoupment policy directly applicable to the Plan and (i) set forth in the Participant’s Award Agreement or (ii) required by law to be applicable to the Participant.

22.       Termination

Unless the Plan previously shall have been terminated by action of the Board, the Plan shall terminate on the 10‑year anniversary of the Effective Date, and no Awards under the Plan shall thereafter be granted.

23.       Fractional Shares

The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

24.       Governing Law

To the extent that Federal laws do not otherwise control, the validity and construction of the Plan and any Award Agreement entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the choice of law principles thereof.

25.       Effective Date

The Plan shall be effective as of the date approved by the Company’s shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 14, 2018: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E44441-P06562 EGALET CORPORATION Annual Meeting of Stockholders May 14, 2018 9:00 AM This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoint(s) Robert Radie and Stan Musial, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Egalet Corporation that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time, on May 14, 2018, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/EGLT2018AM, and any adjournment or postponement thereof and further authorizes each such proxy to vote in his discretion upon such other matters as may properly come before such Annual Meeting and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the Annual Meeting. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments:

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 13, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. EGALET CORPORATION C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 During The Meeting - Go to www.virtualshareholdermeeting.com/EGLT2018AM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 13, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E44440-P06562 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EGALET CORPORATION The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Robert Radie 02) Andrea Heslin Smiley The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain ! ! ! ! ! ! 2. To approve an amendment to the Egalet Corporation 2013 Stock-Based Incentive Compensation Plan, as amended, to increase the number of shares of our common stock available for issuance thereunder by 6,000,000 shares. To ratify the selection of Ernst & Young LLP as Egalet Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2018. 3. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date